SUPPLEMENT NO. 1 TO AMENDED OFFERING MEMORANDUM, DISCLOSURE STATEMENT AND SOLICITATION OF ACCEPTANCES OF A PREPACKAGED PLAN OF REORGANIZATION

CIT Group Inc.
&
CIT Group Funding Company of Delaware LLC

Offers to Exchange
and Solicitation of Acceptances of a Prepackaged Plan of Reorganization

This Supplement No. 1 supplements the Amended Offering Memorandum, Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization, dated October 16, 2009 (the “Offering Memorandum and Disclosure Statement”), relating to the Offers and the Plan of Reorganization. You should carefully read the Offering Memorandum and Disclosure Statement and this Supplement No. 1 to understand fully the terms of the Offers and the Plan of Reorganization. Capitalized terms used and not otherwise defined in this Supplement No. 1 have the meanings described in the Offering Memorandum and Disclosure Statement.

This Supplement No. 1 updates information in the Offering Memorandum and Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Supplement No. 1 supersedes the information contained in the Offering Memorandum and Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Offering Memorandum and Disclosure Statement except as updated or superseded by this Supplement No. 1. Information contained in the Offering Memorandum and Disclosure Statement and not addressed in this Supplement No. 1 remains unchanged.

Copies of the Offering Memorandum and Disclosure Statement may be obtained at no cost by contacting the information agent at its telephone number set forth on the back cover of this Supplement No. 1.

This Supplement No. 1 contains updated information regarding, among other things:

•	the terms of the New Notes;

•	the terms of the Delaware Funding Offers;

•	the collateral securing the New Notes;

•	the terms of the Plan of Reorganization; and

•	the liquidation analysis contained in Appendix B of the Offering Memorandum and Disclosure Statement.

In addition, this Supplement No. 1 contains new information with respect to additional developments following the date of the Offering Memorandum and Disclosure Statement.

THIS SOLICITATION OF ACCEPTANCES OF THE PLAN OF REORGANIZATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF THE PLAN OF REORGANIZATION PRIOR TO THE FILING OF A VOLUNTARY CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. BECAUSE NO CHAPTER 11 CASE HAS YET BEEN COMMENCED, NEITHER THIS SUPPLEMENT NO. 1 NOR THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT HAS BEEN APPROVED BY ANY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE. WE HAVE NOT AT THIS TIME TAKEN ANY ACTION APPROVING A BANKRUPTCY FILING AND, IF THE OFFERS ARE CONSUMMATED, NEITHER CIT GROUP INC. NOR DELAWARE FUNDING WILL COMMENCE A BANKRUPTCY FILING TO CONSUMMATE THE PLAN OF REORGANIZATION ANNEXED HERETO.

Subject to applicable securities laws and the terms set forth in this Supplement No. 1 and the Offering Memorandum and Disclosure Statement, we reserve the right to waive, to the extent waivable, any and all conditions to the Offers, to extend or terminate the Offers and voting deadlines with respect to the Plan of Reorganization in our sole and absolute discretion, which may be for any or no reason, and otherwise to amend the Offers or Plan of Reorganization in any respect.

Prior to tendering the Old Notes or voting on the Plan of Reorganization, holders of Old Notes are encouraged to read and consider carefully this Supplement No. 1, including the Plan of Reorganization annexed hereto as Appendix B and the entire Offering Memorandum and Disclosure Statement and the matters described in this Supplement No. 1, the Offering Memorandum and Disclosure Statement, the Letter of Transmittal and/or the Ballot.

In making a decision in connection with the Offers or the Plan of Reorganization, holders of Old Notes must rely on their own examination of the Company and the terms of the Offers, the restructuring transactions, and the Plan of Reorganization, including the merits and risks involved. Holders of Old Notes should not construe the contents of this Supplement No. 1 or the Offering Memorandum and Disclosure Statement as providing any legal, business, financial or tax advice. Each holder of Old Notes should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this Supplement No. 1, the Offering Memorandum and Disclosure Statement, the Offers, the Plan of Reorganization and the restructuring transactions contemplated thereby.

The Offers are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the exchange of the Old Notes and the New Preferred Stock by virtue of the exemption from such registration contained in Section 3(a)(9) of the Securities Act. The Offers and the solicitation of acceptances of the Plan of Reorganization are exempt from state securities law requirements by virtue of Section 18(b)(4)(C) of the Securities Act.

October 23, 2009

Changes to the Terms of the New Notes

New Notes to be Denominated in U.S. Dollars

All New Notes issued pursuant to the Offers or in connection with the Plan of Reorganization will be denominated in U.S. dollars. For purposes of determining the principal amount of New Notes to be received for the non-U.S. dollar-denominated Old Notes in the Offers or the Plan of Reorganization, an equivalent U.S. dollar principal amount of each series of Old Notes included will be determined by multiplying the principal amount of such Old Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to October 29, 2009. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Offers or the Plan of Reorganization per $1,000 principal amount of Old Notes tendered.

Ratings of the New Notes

The New Notes are expected to be rated by one or more nationally recognized statistical rating organizations.

Changes to the Description of New Notes

The description of the terms of the New Notes set forth in the Offering Memorandum and Disclosure Statement under the caption “Description of New Notes” is hereby revised to make the following changes:

Incurrence of Indebtedness and Issuance of Preferred Stock

Clause (1) of the definition of “Permitted Debt” is revised to read as follows:

“(1) Indebtedness of CIT and its Restricted Subsidiaries under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit, if any, being deemed to have a principal amount equal to the maximum potential liability of CIT and its Restricted Subsidiaries thereunder) in an amount not to exceed (A) the lesser of (x) $9.625 billion minus the amount outstanding under the TRS Facility or (y) the amounts committed or outstanding under the Credit Agreement on the Issue Date plus $100.0 million, minus (B) the amount of all permanent repayments and/or permanent commitment reductions under the Credit Agreement after the Issue Date;”

Clause (10) of the definition of “Permitted Debt” is revised to read as follows:

“(10) (a) Indebtedness of CIT or any of its Subsidiaries under Rate Management Transactions entered into in the Ordinary Course of Business and not for speculative purposes and (b) Indebtedness of CIT or any of its Subsidiaries under Rate Management Transactions in respect of foreign currencies entered into in connection with the notes and not for speculative purposes;

Clause (18) of the definition of “Permitted Debt” is revised to read as follows:

“(18) guaranties by CIT or a Restricted Subsidiary of indebtedness or other obligations of an Owner-Trustee as lessor under a lease of Portfolio Assets or other related documents, incurred in the Ordinary Course of Business;”

The second paragraph under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock” is revised to read as follows:

Notwithstanding anything to the contrary, (x) CIT Funding shall not be permitted to incur any Indebtedness other than Series B notes, (y) the Barbados Entities shall not be permitted to incur any Indebtedness other than Indebtedness under clauses (9) and (13) of the definition of Permitted Debt and (z) CFL shall not be permitted to Guarantee any Indebtedness of CIT and its Restricted Subsidiaries.

Liens

The following paragraph is added to the section under the caption “Liens”:

Notwithstanding anything to the contrary, none of CIT Funding or the Barbados Entities shall be permitted to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Funding Liens) upon any of their property or assets, now owned or hereafter acquired.

Designation of Restricted and Unrestricted Subsidiaries

The first sentence of the first paragraph under the caption “Designation of Restricted and Unrestricted Subsidiaries” is revised to read as follows:

“The Board of Directors of CIT may designate any Restricted Subsidiary (other than CIT Funding and CFL) to be an Unrestricted Subsidiary if that designation would not cause a Default.”

Support Agreements and Intercompany Notes

The following section is added to the “Description of New Notes”:

“Support Agreements and Intercompany Notes

None of CIT, CIT Funding, CIT Leasing, the Barbados Entities or any other Subsidiary party thereto shall enter into any amendment of the CIT Leasing Support Agreements or the Intercompany Notes, in each case as in effect on the Issue Date, without the consent of a majority in aggregate principal amount of the holders of the Series B notes then outstanding, provided, however, that without such consent, the CIT Leasing Support Agreements or the Intercompany Notes may be amended in a manner that does not adversely affect the holders of the Series B notes.”

Reports

The fourth paragraph under the caption “Reports” is revised to read as follows:

“If CIT has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of CIT and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of CIT. In addition, for so long as the Series B notes remain outstanding, the annual reports and at least one quarterly report each fiscal year required to be filed and furnished to holders of the notes pursuant to this covenant shall contain a condensed consolidating footnote consistent with the form of footnote required under Rule 3-10(i) of Regulation S-X that shall also include separate columns for CIT Leasing and CFL.”

Certain Definitions

The following defined terms are added to or modified in, as appropriate, the section under the caption “Certain Definitions”:

“Barbados Entities” means, collectively, CIT Financial (Barbados) SRL and CIT Holdings (Barbados) SRL.

“CFL” means CIT Financial Ltd.

“CIT Leasing” means C.I.T. Leasing Corporation.

“CIT Leasing Support Agreements” has the meaning set forth under “Description of Material Indebtedness— Intercompany Notes.”

“Intercompany Notes” has the meaning set forth under “Description of Material Indebtedness— Intercompany Notes.”

“Permitted Funding Liens” means (1) Liens described in clauses (2), (3), (4), (5), (6), (9), (10), (11), (12) and (18) of the definition of Permitted Liens, (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition, and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

Clause (16) of the definition of “Permitted Liens” is revised to read as follows:

“(16) (A) Liens on assets other than Collateral securing Indebtedness permitted pursuant to clause (12) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and (B) Liens on Collateral securing Indebtedness permitted pursuant to clause (12) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” in respect of assets related to aircraft, railcars and related rights and documents;”

Changes to the Terms of the Delaware Funding Offers

Increase in Interest Rate on Series B Notes

The interest rate payable on the Series B Notes has been increased from 9.0% per annum to 10.25% per annum.

Extension of Expiration Date and New Tender Date

We are extending the expiration date of the Delaware Funding Offers and the solicitation of acceptances of the Plan of Reorganization by holders of the Delaware Funding Old Notes from October 29, 2009 to November 5, 2009 (such date and time, as the same may be extended, the “Delaware Funding Offers Expiration Date”). Holders may tender Delaware Funding Old Notes by 11:59 p.m., New York City time, on or prior to October 29, 2009, unless extended by us (such date and time, as the same may be extended, the “Delaware Funding Early Tender Date”). No additional consideration will be provided to holders of Delaware Funding Old Notes who tender by the Delaware Funding Early Tender Date. Delaware Funding Old Notes tendered on or prior to the Delaware Funding Early Tender Date may not be withdrawn after the Delaware Funding Early Tender Date and will be accepted on the Settlement Date. The Settlement Date of the Delaware Funding Offers will be as soon as practicable following the Delaware Funding Offers Expiration Date. Holders of publicly traded notes should refer to the Ballot attached to this Supplement No. 1 as Appendix C for instructions on how to tender and/or vote on the Plan of Reorganization.

Additional Information with Respect to the Collateral Securing the New Notes

Certain filings with respect to security interests in favor of the Series A Collateral Agent and the Series B Collateral Agent will not be in place by the Settlement Date and, as a result, such security interests may not be perfected on the Settlement Date. With respect to the Aircraft Collateral, FAA filings, Cape Town Filings, foreign filings, UCC filings and mortgages will not be in place by the Settlement Date and, as a result, security interests in the Aircraft Collateral may not be perfected on the Settlement Date. With respect to the Rail Collateral, memoranda of security agreement will not be filed with the Surface Transportation Board of the United States Department of Transportation by the Settlement Date and, as a result, security interests in the Rail Collateral may not be perfected on the Settlement Date. To the extent any security interest in any collateral existing on the Settlement Date cannot be perfected on or prior to the Settlement Date, we will be required to have such security interests perfected, to the extent required by the New Notes Indentures, promptly following the Settlement Date, but in any event no later than 90 days after such date. In addition, to the extent that assets are acquired subsequent to the Settlement Date, additional filings and documentation as well as other actions may be required subsequent to the acquisition of such assets. If additional assets are acquired, appropriate actions to the extent required by the New Notes Indentures are required to be taken to perfect the security interest of the Series A Collateral Agent and Series B Collateral Agent within 90 days of the acquisition of such assets. To the extent a security interest in collateral is perfected more than 30 days after the Settlement Date (or in the case of after-acquired property, 30 days after the acquisition of the asset), and there is a bankruptcy filing with respect to the pledgor within 90 days of the Settlement Date (or in the case of after acquired property, the acquisition date), that security interest may be at risk of being voided as a preferential transfer by a trustee in bankruptcy. We cannot assure you that we will be able to perfect any such security interests on or prior to the required dates, and our failure to do so will result in a default under the New Notes Indenture.

Old Notes “Survivor’s Option”

Certain Old Notes issued by CIT Group Inc. contain a “survivor’s option” pursuant to which, following the death of the beneficial owner of the note and if certain other conditions are met, CIT Group Inc. will, at its option, repay the note in whole or in part at a price equal to 100% of the principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of payment. Holders of Old Notes that have exercised such “survivor’s option” but whose survivor’s option has not yet been paid may vote on the Offers and the Plan of Reorganization. Old Notes for which a survivor’s option has been exercised, but have not yet been paid, will be treated as follows: (i) if tendered in the Offers and the Offers are consummated, then such Old Notes will be exchanged for the consideration to which they are entitled under the terms of the Offers, (ii) if not tendered in the Offers and the Offers are consummated, then such Old Notes will be redeemed pursuant to the terms of the survivor’s option or (iii) if the Plan of Reorganization is consummated, then such Old Notes will be exchanged pursuant to the terms of the Plan of Reorganization. The New Notes will not contain a survivor’s option.

Rounding Convention in Connection with Issuance of New Preferred Stock

No fractional shares of New Preferred Stock will be issued or distributed, but the number of shares of New Preferred Stock which a holder is entitled to receive pursuant to the CIT Offers will be rounded to the nearest whole share (rounding up from 0.50 shares). Shares of New Preferred Stock will be allocated to beneficial owners based upon the accounts identified to the exchange agent in the Master Ballot prepared by the broker-dealers as holders of record.

Changes to the Terms of the Plan of Reorganization

JPM L/C Facility Claims

The Plan of Reorganization has been amended to provide that Class 6 consists of JPM L/C Facility Claims in the amount of the aggregate face amount outstanding on the Petition Date, approximately $350 million. To the extent of cash collateral held by JPM on the Petition Date, approximately $100 million, this Claim is secured; otherwise it is unsecured.

Letters of Credit Under JPM L/C Facility

JPM shall hold all cash collateral on hand as of the Petition Date until the Effective Date, including any retainers established for JPM counsel specified in any cash collateral agreements between CIT Group Inc. and JPM.

JPM and the Filing Entities shall honor any and all draws under the JPM L/C Facility in the ordinary course of business and pursuant to the terms of the JPM L/C Facility Agreement. In the event of any drawings, such drawings made after the Petition Date but before the Effective Date, under any letter of credit issued under the JPM L/C Facility (i) to the extent JPM holds cash collateral supporting such drawn letter of credit, JPM shall be authorized to apply such cash collateral to the reimbursement obligation and the Filing Entities and JPM shall stipulate, and the Filing Entities shall seek Bankruptcy Court approval of any such stipulation, to lift the automatic stay to allow JPM to so apply such cash collateral and (ii) to the extent no cash collateral supports such drawn letter of credit, CIT Group Inc. or a subsidiary of CIT Group Inc. in the case of letters of credit for which a subsidiary of CIT Group Inc. is a co-applicant or account party shall pay the reimbursement obligation under such drawn letter of credit in full or cause it to be paid when due, in accordance with the JPM L/C Facility Agreement. As part of such stipulation, if approved by the Bankruptcy Court, JPM shall forbear, as long as the Plan of Reorganization is consummated by one hundred fifty (150) days from the Petition Date, and CIT Group Inc. is fulfilling its obligations under such stipulation, from pursuing any non-Debtor applicant, account party or other third party for satisfaction of a reimbursement obligation under any letter of credit issued and drawn under the JPM L/C Facility; provided that the forgoing forbearance is entirely contractual and does not constitute any admission that the automatic stay imposed by Bankruptcy Code section 362 or any other law requires such forbearance, and neither the Filing Entities nor the Reorganized Debtors nor any of their affiliates shall seek entry of an order during the Chapter 11 Cases restraining JPM from so pursing any such person or entity. JPM will not terminate any unexpired outstanding letters of credit without consent of CIT Group Inc. and any beneficiary thereunder, provided that the foregoing shall not prevent JPM from issuing a notice of non-renewal on any evergreen letter of credit for which such renewal would cause the next renewal date to extend past the expiry of the facility on May 14, 2010.

If Class 6 JPM L/C Facility Claims votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary or Reorganized CIT is a co-applicant or account party shall provide JPM with the Cash Collateralization. All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. In addition to the release provided in Article XIII.H.1 of the Plan of Reorganization and in the Confirmation Order, upon the Effective Date each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility and JPM and/or any other lender(s) under the JPM L/C Facility shall execute a mutual release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

If Class 6 JPM L/C Facility Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, (i) Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary or Reorganized CIT is a co-applicant or account party shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary or Reorganized CIT is a co-applicant or account party shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement.

JPM shall provide CIT Group Inc. and Reorganized CIT with updated reports in accordance with existing procedures of the amount of letters of credit outstanding and drawings, if any, thereunder and JPM’s application of cash collateral against CIT Group Inc.’s and/or Reorganized CIT’s reimbursement obligations. To the extent that, due to letters of credit expiring undrawn, the amount of cash collateral held by JPM shall at any time exceed the amount(s) provided pursuant to the Cash Collateralization, JPM shall release any such excess cash collateral to CIT Group Inc. and/or Reorganized CIT upon written request from CIT Group Inc. and/or Reorganized CIT.

No letters of credit shall be issued, renewed, extended or amended under the JPM L/C Facility after the Petition Date.

Treatment of Class 7 Canadian Senior Unsecured Note Claims

CIT Group Inc. has reached an agreement in principle with certain holders of Canadian Senior Unsecured Note Claims whereby such holders would agree to vote their Canadian Senior Unsecured Notes in favor of the

Plan of Reorganization in exchange for modifying Class 7 treatment, including the terms of the Series B Notes as set forth above. The Plan of Reorganization has been amended to provide that (i) the Intercompany Notes shall be modified to extend the maturity dates thereunder to correspond with the maturity dates of the Series B Notes and shall not be further modified other than as required to effectuate the transactions contemplated by the Plan without the consent of a majority in aggregate principal amount of the holders of the Series B Notes then outstanding; provided however, that without such consent, the Intercompany Notes may be amended in a manner that does not adversely affect the holders of Series B Notes, and (ii) the CIT Leasing Support Agreements shall remain in place and in effect through such extended maturity dates of the Intercompany Notes. As of the Effective Date, the CIT Leasing Support Agreements shall be secured by a security interest granted by C.I.T. Leasing Corporation in favor of Delaware Funding, and any modifications to the CIT Leasing Support Agreements shall be filed as a Plan Supplement; provided however that the CIT Leasing Support Agreements shall not further be modified without the consent of a majority in aggregate principal amount of the holders of the Series B Notes then outstanding; provided further however that without such consent, the CIT Leasing Support Agreements may be amended in a manner that does not adversely affect the holders of the Series B Notes. Delaware Funding’s security interest will be on substantially the same collateral securing the Series A Notes and the Series B Notes. Pursuant to the intercreditor arrangements between the collateral agent under the Series A Notes, the collateral agent under the Series B Notes and Delaware Funding, Delaware Funding will agree not to exercise any remedies with respect to such security interest without the consent of the collateral agent under the Series B Notes. The Filing Entities shall file the amended Intercompany Notes and any security agreement evidencing the securitization of CIT Leasing’s obligations under the CIT Leasing Support Agreements as Plan Supplements. On and after the Effective Date, those holders of Canadian Senior Unsecured Note Claims voting to accept the Plan (i) shall be deemed to withdraw the Canadian Senior Unsecured Note Litigation and any other action(s) pending against Delaware Funding as well as its directors and officers in which such holders are participants, (ii) shall forbear from participating, directly or indirectly, in any action brought by noteholders or debtholders against CIT Group Inc., Delaware Funding or their directors and officers and (iii) shall turnover any proceeds received by such holders as a result of or arising from any subsequent litigation against CIT Group Inc., Delaware Funding or their directors and officers based on the causes of action asserted in the Canadian Senior Unsecured Note Litigation. Holders of Canadian Senior Unsecured Note Claims shall have until the Extended Canadian Senior Unsecured Note Claims Voting Deadline (as defined in the Plan of Reorganization) to vote to accept or reject the Plan; provided however that those certain holders of Canadian Senior Unsecured Note Claims that have entered into the agreement in principle with the Filing Entities to support the Plan shall vote on or before the Voting Deadline.

Class 8 — Long-Dated Senior Unsecured Note Claims

The Plan of Reorganization has been amended to delete the provision that only the votes of Early Electing Long-Dated Senior Unsecured Note Claims Holders shall be counted with respect to acceptance or rejection of the Plan of Reorganization.

Treatment of Class 10 Senior Unsecured Term Loan Claims and Class 11 Senior Unsecured Credit Agreement Claims

In the event that Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan of Reorganization, the Plan of Reorganization has been amended to provide that each holder of a Class 10 Senior Unsecured Term Loan Claim may elect to receive either (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of Series A Notes or (ii) Series A Notes, each equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim. The Filing Entities will establish procedures for such election following the Petition Date. The allocation of New Common Interests to such holders remains unchanged under the Plan of Reorganization.

In the event that Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan of Reorganization, the Plan of Reorganization has been amended to provide that each holder of a Class 11 Senior Unsecured Credit Agreement Claim may elect to receive either (i) indebtedness under credit facilities of

Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of Series A Notes or (ii) Series A Notes, each equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim. The Filing Entities will establish procedures for such election following the Petition Date. The allocation of New Common Interests to such holders remains unchanged under the Plan of Reorganization.

Treatment of Class 13 Junior Subordinated Note Claims

CIT Group Inc. has reached an agreement in principle with certain holders of Junior Subordinated Note Claims whereby such holders would agree to vote their Junior Subordinated Notes in favor of the Plan of Reorganization in exchange for modifying Class 13 treatment to increase to 1.5% the percentage of New Common Interests distributable pro rata to holders of Junior Subordinated Note Claims (which percentage shall be subject to adjustment in accordance with the terms of the Plan of Reorganization) in the event Class 12 and Class 13 accept the Plan of Reorganization. The increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims to 1.5% in the event that Class 12 and Class 13 accept the Plan of Reorganization shall have a de minimis effect on the percentage of New Common Interests distributable to other holders under the Plan of Reorganization, which percentages will be ratably reduced. This possibility was previously described in the Offering Memorandum and Disclosure Statement dated October 16, 2009. The Filing Entities do not believe that such increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims requires resolicitation of the Offering Memorandum and Disclosure Statement and/or the Plan of Reorganization under applicable securities laws and/or the Bankruptcy Code. If the Bankruptcy Court determines, however, that the increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims, and the resulting change in percentages of New Common Interests distributable to other Classes, is a material change requiring resolicitation of the Plan of Reorganization, holders of Claims (including Junior Subordinated Note Claims) shall receive only those percentages of New Common Interests specified in the Offering Memorandum and Disclosure Statement and the Plan of Reorganization each dated as of October 16, 2009.

The percentages of New Common Interests distributable to each of Class 7 Canadian Senior Unsecured Note Claims, Class 8 Long-Dated Senior Unsecured Note Claims, Class 9 Senior Unsecured Note Claims, Class 10 Senior Unsecured Term Loan Claims, Class 11 Senior Unsecured Credit Agreement Claims and Class 12 Senior Subordinated Note Claims have been ratably reduced, as set forth in the amended Plan of Reorganization attached hereto as Appendix B.

The estimated recoveries for Class 8, Class 9, Class 10 and Class 11 have been modified, and such modified estimated recoveries are 94.2% for each such Class assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Note Claims and Class 13 Junior Subordinated Note Claims and (ii) New Common Interests valued at the mid-point of Common Equity Value. The estimated recovery for Class 13 Junior Subordinated Note Claims has been modified to 15.4% assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Note Claims and Class 13 Junior Subordinated Note Claims and (ii) New Common Interests valued at the mid-point of Common Equity Value. All other estimated recoveries set forth in the Offering Memorandum and Disclosure Statement remain unchanged.

Percentages of New Common Interests

Under the amended Plan of Reorganization, Classes 8, 9, 10 and 11 will still receive Series A Notes or indebtedness under credit facilities on substantially the same terms as Series A Notes, as applicable under the Plan of Reorganization, equal to a distribution of 70% of holders’ Claims, as well as New Common Interests. Class 12 Senior Subordinated Notes and Class 13 Junior Subordinated Notes may still receive New Common Interests and will receive Contingent Value Rights under the amended Plan of Reorganization. If Class 7 Canadian Senior Unsecured Note Claims votes to reject the Plan of Reorganization, and the Plan of Reorganization is nonetheless confirmed, Class 7 will still receive Series A Notes and New Common Interests under the amended Plan of Reorganization.

The updated percentages of New Common Interests distributable to Classes 7 through 13 are set forth below. As noted above, such percentages have been modified based upon an agreement in principle with certain holders of Junior Subordinated Note Claims to increase to 1.50% the percentage of New Common Interests distributable pro rata to holders of Junior Subordinated Note Claims (which percentage shall be subject to adjustment in accordance with the terms of the Plan of Reorganization) in the event Class 12 and Class 13 accept the Plan of Reorganization. As set forth above, in the event that the Bankruptcy Court determines that resolicitation is required on these grounds, holders of Claims (including Junior Subordinated Note Claims) shall receive only those percentages of New Common Interests specified in the Offering Memorandum and Disclosure Statement and the Plan of Reorganization each dated as of October 16, 2009.

		Equity	Equity
	Equity	Percentage if:	Percentage if:	Equity
	Percentage if:	Class 12 Votes	Class 12 Votes	Percentage if:
	Class 12 and	to Accept;	to Reject	Class 12 and
	Class 13 Vote to	Class 13 Votes to	and Class 13 Votes	Class 13 Vote to
Affected Class	Accept	Reject	to Accept	Reject

Class 7 Canadian Senior Unsecured Note Claims Votes to Accept Plan of Reorganization
Class 7 Canadian Senior Unsecured Note Claims	0.00%	0.00%	0.00%	0.00%
Class 8 Long-Dated Senior Unsecured Note Claims	3.59%	3.65%	3.95%	3.95%
Class 9 Senior Unsecured Note Claims	77.07%	78.29%	84.69%	84.69%
Class 10 Senior Unsecured Term Loan Claims	0.97%	0.98%	1.06%	1.06%
Class 11 Senior Unsecured Credit Agreement Claims	9.37%	9.52%	10.30%	10.30%
Class 12 Senior Subordinated Note Claims	7.50%	7.56%	0.00%	0.00%
Class 13 Junior Subordinated Note Claims	1.50%	0.00%	0.00%	0.00%
Class 7 Canadian Senior Unsecured Note Claims Votes to Reject Plan of Reorganization
Class 7 Canadian Senior Unsecured Note Claims	6.16%	6.26%	6.77%	6.77%
Class 8 Long-Dated Senior Unsecured Note Claims	3.35%	3.40%	3.68%	3.68%
Class 9 Senior Unsecured Note Claims	71.85%	72.98%	78.96%	78.96%
Class 10 Senior Unsecured Term Loan Claims	0.90%	0.92%	0.99%	0.99%
Class 11 Senior Unsecured Credit Agreement Claims	8.74%	8.88%	9.60%	9.60%
Class 12 Senior Subordinated Note Claims	7.50%	7.56%	0.00%	0.00%
Class 13 Junior Subordinated Note Claims	1.50%	0.00%	0.00%	0.00%

Releases by Holders of Claims and Interests

Article XIII.H.2 of the Plan of Reorganization has been amended to clarify that holders of Claims that affirmatively vote in favor of the Plan shall not release any non-Debtor party from any contractual obligations.

Liquidation Analysis

The liquidation analysis contained in Appendix B of the Offering Memorandum and Disclosure Statement has been amended and is superseded by the liquidation analysis contained in Appendix A to this Supplement No. 1.

Best Interests Test

With respect to each Impaired Class of Claims and Interests, confirmation of the Plan of Reorganization requires that each holder of a Claim or Interest either (a) accept the Plan of Reorganization or (b) receive or retain under the Plan of Reorganization property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Filing Entities were liquidated under Chapter 7 of the Bankruptcy Code. To calculate the probable distribution to holders of each Impaired Class of Claims and Interests if the Filing Entities were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Filing Entities’ assets if their Chapter 11 Cases were converted to Chapter 7 cases under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the Filing Entities’ assets by a Chapter 7 trustee. The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both Chapter 7 cases and Chapter 11 cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Filing Entities in their Chapter 11 Cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the Filing Entities during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain Tax and Other Priority Claims (collectively, “Priority Claims”) that otherwise would be due in the ordinary course of business. Those Priority Claims would be paid in full from the liquidation proceeds before the balance would be made available to pay General Unsecured Claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of most, if not all, of the Filing Entities’ executory contracts and unexpired leases, thereby creating a significant increase in General Unsecured Claims.

The Filing Entities believe that the Plan of Reorganization meets the “best interests of creditors” test of section 1129(a)(7) of the Bankruptcy Code. The Filing Entities believe that the members of each of (i) Impaired Classes 14, 16 and 18 will receive the same distribution under the Plan of Reorganization as in a liquidation (i.e., zero) and (ii) Impaired Classes 7, 8, 9, 10, 11, 12, 13 and 15 will receive more under the Plan of Reorganization than they would receive in a liquidation. The Liquidation Analysis for each potential Chapter 7 liquidation scenario, attached hereto as Appendices A-1 and A-2, provides that in the event of a liquidation of CIT Group Inc. and/or Delaware Funding as described therein, the proceeds available for holders of Class 7, 8, 9, 10 and 11 Claims (all of whom would rank pari passu in a Chapter 7 case for CIT Group Inc.) would range from $840 million to $11.8 billion, with a recovery of only 2.4% to 34.0% for holders of such Claims. See Appendix A-1. That Liquidation Analysis also provides that there would be no recovery to holders of Senior Subordinated Note Claims, Junior Subordinated Note Claims, Subordinated 510(b) Claims, Old Preferred Interests, Old Common Interests and Other Equity Interests. In addition, the separate Liquidation Analysis for Delaware Funding provides that there would be no recovery from the assets of Delaware Funding to holders of Canadian Senior Unsecured Note Claims under either (i) a complete liquidation of CIT Group Inc. and Delaware Funding, see Appendix A-2, Exhibit A-2.2 or (ii) the consummation of the Plan of Reorganization for CIT Group Inc. and the subsequent liquidation of Delaware Funding, see Appendix A-2, Exhibit A-2.1.

In contrast, under the Plan of Reorganization, holders of Allowed Class 6 Claims and Allowed Class 7 Claims (assuming Class 7 votes to accept the Plan) will receive a 100% recovery; holders of Allowed Class 8, 9, 10 and 11 Claims will receive a 94.2% recovery (assuming Class 7, Class 12 and Class 13 vote to accept the Plan of Reorganization); holders of Allowed Class 12 Claims will receive a 50% recovery (assuming Class 7, Class 12 and Class 13 Claims vote to accept the Plan of Reorganization); and holders of Allowed Class 13 Claims will receive a 15.4% recovery (assuming Class 7, Class 12 and Class 13 Claims vote to accept the Plan of Reorganization). Moreover, holders of Old Preferred Interests will receive Contingent Value Rights under the Plan of Reorganization. Holders of Subordinated 510(b) Claims, Old Common Interests and Other Equity Interests receive nothing under the Plan of Reorganization or in Chapter 7 liquidation. Therefore, holders of such Claims and such Interests will receive substantially more (as to Class 6, 7, 8, 9, 10, 11, 12 and 13 Claims and Class 15 Interests) or the same (as to Class 14 Claims and Class 16 and 18 Interests) under the Plan of Reorganization than in a liquidation.

The foregoing recoveries assume that Series A Notes and Series B Notes are valued at par and New Common Interests are valued based on the mid-point of the equity value range set forth in the Offering Memorandum and Disclosure Statement titled “Equity Valuation Analysis.”

Although the Filing Entities believe that the Plan of Reorganization meets the “best interests test” of section 1129(a)(7) of the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will determine that the Plan of Reorganization meets this test. THESE ESTIMATES OF VALUE ARE SUBJECT TO A NUMBER OF ASSUMPTIONS AND SIGNIFICANT QUALIFYING CONDITIONS. ACTUAL VALUES AND RECOVERIES COULD VARY MATERIALLY FROM THE ESTIMATES SET FORTH HEREIN. See Offering Memorandum and Disclosure Statement, “Plan of Reorganization — Equity Valuation Analysis.”

Application of the ‘Best Interests’ of Creditors Test to the Liquidation Analyses and the Valuation

Under the Plan of Reorganization, with respect to Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13, it is impossible to determine with any specificity the value that will be distributed to holders of such Claims. This difficulty in estimating the value of recoveries is due to the lack of any public market for the New Common Interests and/or the New Notes.

Notwithstanding the difficulty in quantifying recoveries to holders of Allowed Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13 with precision, the Filing Entities believe that the financial disclosures and Projections contained herein and in the Offering Memorandum and Disclosure Statement imply a greater or equal recovery to holders of Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13 than the recovery available in a Chapter 7 liquidation. As set forth in the Liquidation Analysis for each potential Chapter 7 scenario, holders of Allowed Claims in Class 8, Class 9, Class 10 and Class 11 are estimated to receive a recovery of 2.4% (low value) to 34.0% (high value) in a Chapter 7 liquidation. See Appendix A-1. Under the Plan of Reorganization and based on the face amount and aggregate initial liquidation preference of the New Common Interests such Class 8, Class 9, Class 10 and Class 11 Claimholders are estimated to receive a recovery of approximately 94.2%. The foregoing recoveries assume that New Common Interests are valued based on the mid-point of the equity value range set forth in the section of the Offering Memorandum and Disclosure Statement titled “Equity Valuation Analysis.”

As set forth in the liquidation analysis, holders of Claims and Interests in Classes 12, 13, 14, 15, 16 and 18 would receive no recovery in a hypothetical Chapter 7 case.

In addition, the separate Liquidation Analysis for Delaware Funding provides that there would be no recovery from the assets of Delaware Funding to holders of Canadian Senior Unsecured Note Claims under either (i) a complete liquidation of CIT Group Inc. and Delaware Funding, see Appendix A-2, Exhibit A-2.2 or (ii) the consummation of the Plan of Reorganization for CIT Group Inc. and the subsequent liquidation of Delaware Funding, see Appendix A-2, Exhibit A-2.1.

Accordingly, the Filing Entities believe that the “best interests” test of section 1129 of the Bankruptcy Code is satisfied because the Filing Entities believe that the members of each Impaired Class will receive greater or equal value under the Plan of Reorganization than they would in a liquidation. Although the Filing Entities believe that the Plan of Reorganization meets the “best interests test” of section 1129(a)(7) of the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will determine that the Plan of Reorganization meets this test.

Additional Information Regarding the Delaware Funding Structure and Intercompany Notes

Corporate Structure of Original CIT Funding

Prior to its ultimate conversion to a Delaware limited liability company pursuant to the Delaware Domestication, Original CIT Funding was a direct subsidiary of CIT Group Inc. On or about May 27, 2005, CIT Group Inc. transferred Original CIT Funding to the CIT Group/Equipment Financing, Inc. (“CIT EF”) in exchange for shares of CIT EF. Substantially contemporaneously therewith, CIT EF transferred Original CIT Funding (including any preferred shares of Original CIT Funding) to CIT Leasing in exchange for shares of CIT Leasing.

Support Agreement in Connection with Intercompany Notes

Pursuant to the CIT Leasing Support Agreements, CIT Leasing agreed to contribute additional capital to (i) Original CIT Funding and (ii) CIT Barbados, from time to time whenever necessary, so as to increase such entities’ value to an amount necessary to maintain the solvency of (i) Original CIT Funding and (ii) CIT Barbados. Such CIT Leasing Support Agreements terminate upon the maturity date of the related Intercompany Notes. Absent a restructuring of CIT Group Inc. pursuant to the Offers and/or the Plan of Reorganization, the ability of CIT Leasing to make any such payments under the CIT Leasing Support Agreements when due is unable to be assessed. As set forth herein and in the Plan of Reorganization attached hereto as Appendix B, the CIT Leasing Support Agreements will be modified as of the Effective Date and any such modifications will be filed as a Plan Supplement.

Certain holders of the Canadian Senior Unsecured Notes may contend that Delaware Funding may maintain claims against CIT Leasing on account of obligations to maintain solvency under the CIT Leasing Support Agreements.

Additional Developments

Updated Information with Respect to the Senior Credit Facility

We are in discussions regarding a potential amendment and restatement of the Senior Credit Facility (the “Senior Facility Amendment”) to permit additional commitments for multiple-draw senior secured term loans in an aggregate principal amount not to exceed an additional $6.5 billion. We are in discussions to obtain lender commitments for additional senior secured term loans of up to $4.5 billion and the option to request commitments for senior secured term loans of up to an additional $2.0 billion. Drawings on the additional senior secured term loan commitments would be used (i) to refinance specified existing indebtedness of the Company not subject to the Offers, (ii) to provide for additional permitted conduit financings, (iii) to cash collateralize obligations in respect of letters of credit having a face amount of up to $500 million issued under existing and new facilities for the benefit of the Company, (iv) to facilitate an amendment to an existing derivatives transaction, including the provision of cash collateral and the payment of certain amounts to the counterparty thereunder and (v) for general corporate purposes in an aggregate principal amount of up to $500 million. We are also seeking certain other changes to the Senior Credit Facility in the Senior Facility Amendment, including certain covenant revisions, changes to permit the addition of borrowers, the addition of collateral released or repurchased in connection with the refinancing of existing indebtedness of the Company not subject to the Offers, which additional collateral may include, but shall not be limited to, (i) trade receivables, proceeds, collections and documents related thereto, and related equipment and accounts; (ii) commercial loan assets and related documents; (iii) aircraft and related rights and documents, including lease rights; and (iv) railcars and underlying subleases subject to head leases, and the succession by Bank of America, N.A. as administrative agent and collateral agent under the Senior Credit Facility. We expect to finalize the additional commitments and obtain consents to the amendments described above in the coming days, subject to agreement on the definitive documentation and satisfaction of customary closing conditions.

APPENDIX A-1

LIQUIDATION ANALYSIS

CIT GROUP INC.

The Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accept the Plan of Reorganization or (b) receive or retain property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if CIT Group Inc. (“CIT” or the “Debtor”) were liquidated under Chapter 7 of the Bankruptcy Code on December 31, 2009. The first step in determining whether this test has been met is to determine the estimated amount that would be generated from the liquidation of the Debtor’s assets and properties in the context of the Chapter 7 liquidation case. The gross amount of cash available to the holders of Impaired Claims or Interests would be the sum of the proceeds from the disposition of the Debtor’s assets through the liquidation proceedings and the cash held by the Debtor at the time of the commencement of the Chapter 7 case. This gross amount of cash available is reduced by the amount of any Claims secured by the estate’s assets, the costs and expenses of the liquidation, and additional administrative expenses that may result from the termination of the Debtor’s businesses and the use of Chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with Section 726 of the Bankruptcy Code. For purposes of this liquidation analysis, it is assumed that the assets of CIT Group Inc. are liquidated for the benefit of CIT’s creditors. A general summary of the assumptions used by CIT management in preparing this liquidation analysis follows. The more specific assumptions are discussed below.

Estimate of Net Proceeds

Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtor’s assets. The Chapter 7 liquidation period is assumed to commence on December 31, 2009 and to last twelve months following the appointment of a Chapter 7 trustee. Recoveries to creditors are presented on an undiscounted basis. For purposes of the analysis, estimated asset balances as of June 30, 2009 with certain proforma adjustments were used to estimate recoveries. There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under Section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the sales process within twelve months. In addition, it is assumed that CIT Bank, a direct subsidiary of CIT Group Inc., would be seized by the FDIC. Although CIT Group Inc. presently has equity in CIT Bank, upon such a seizure the ability of CIT Bank to receive such value is uncertain. Additionally, CIT Group Inc. may have continuing obligations to CIT Bank. Thus, this analysis assumes that CIT Bank neither contributes proceeds to nor imposes costs on the estate.

Estimate of Costs

The Debtor’s cost of liquidation under Chapter 7 would include fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtor until conclusion of the Chapter 7 case.

Additional Claims would arise by reason of the breach or rejection of obligations incurred under executory contracts, or leases entered into by the Debtor. It is possible that in a Chapter 7 case, the wind-down expenses may be greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation.

Distribution of Net Proceeds under Absolute Priority

The costs, expenses, fees and such other Claims that may arise and constitute necessary costs and expenses in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to General Unsecured Claims and the Senior Subordinated Note Claims and the Junior Subordinated Note Claims (together, the “Subordinated Unsecured Claims”). Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full. The Debtor believes that in the Chapter 7 case, general unsecured creditors at CIT may receive a recovery within the range of 2% to 35%.The Debtor further believes that subordinated unsecured creditors will likely receive no recovery.

After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in a bankruptcy and professional advisors to such trustee, (ii) an erosion in the value of assets in the Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the forced sales atmosphere that would likely prevail, and (iii) the substantial increase in Claims that would need to be satisfied on a priority basis. THE DEBTOR HAS DETERMINED, AS SUMMARIZED ON THE FOLLOWING CHART, THAT CONFIRMATION OF THE PLAN OF REORGANIZATION WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY EQUAL OR GREATER THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTOR UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

THE DEBTOR’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTOR. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive, and operational uncertainties, and contingencies beyond the control of the Debtor or a Chapter 7 trustee. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the assets will result in an accurate estimate of the proceeds that would be realized were the Debtor to undergo an actual liquidation. The actual amounts of Claims against the estate could vary significantly from the estimate set forth herein, depending on the Claims asserted during the pendency of the Chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds that might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Debtor could vary materially from the estimates provided herein.

THE LIQUIDATION ANALYSIS SET FORTH HEREIN WAS BASED ON THE VALUES OF DEBTOR’S ASSETS ON JUNE 30, 2009 WITH CERTAIN PROFORMA ADJUSTMENTS. TO THE EXTENT THAT OPERATIONS THROUGH SUCH DATE WERE DIFFERENT THAN ESTIMATED, THE ASSET VALUES MAY CHANGE. PRICEWATERHOUSECOOPERS LLP, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CIT, HAS NOT EXAMINED, COMPILED OR OTHERWISE APPLIED PROCEDURES TO THESE VALUES AND, CONSEQUENTLY, DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE VALUES IN THE LIQUIDATION ANALYSIS.

Estimated net proceeds may be realized from the liquidation of CIT’s subsidiaries. The method of liquidation may vary greatly from subsidiary to subsidiary depending on the jurisdiction or country in which it resides or was formed. The obligations are assumed to be satisfied at the individual entity level, and the excess would then flow upward to the next ownership level and ultimately to CIT Group Inc., to the extent available.

CIT Group Inc.

LIQUIDATION ANALYSIS(1)

	Low	High
	($ in millions)

I Proceeds:
Cash	$2,030	$2,030
Equity Investments in Subsidiaries(2)	5,980	17,371
Finance Receivables	0	0
Operating Lease Equipment	0	0
Other Assets	1,162	1,226

Total Proceeds	9,172	20,627
Less:
Wind-Down Operating Costs	(160)	(240)
Trustee Fees	(275)	(619)
Professional Fees	(75)	(150)

Proceeds Available for Distributions to Secured Claims	8,662	19,618

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

II Secured Claims:
Secured Borrowings(3)	7,500	7,500	7,500	100.0%	100.0%

Proceeds Available for Distributions to Priority Unsecured Claims		1,162	12,118

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

III Priority Unsecured Claims:
Taxes	246	246	246	100.0%	100.0%
Other Priority Claims	76	76	76	100.0%	100.0%

Total	322	322	322

Proceeds Available for Distributions to General Unsecured Claims		840	11,796

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

IV General Unsecured Claims:(4)
Canadian Senior Unsecured Note Guarantee	2,188	53	744	2.4%	34.0%
Long-Dated Senior Unsecured Note Claims	1,189	29	404	2.4%	34.0%
Senior Unsecured Note Claims	25,869	627	8,801	2.4%	34.0%
Senior Unsecured Term Loan Claims	321	8	109	2.4%	34.0%
Senior Unsecured Credit Agreement Claims	3,101	75	1,055	2.4%	34.0%
Other Unsecured Liabilities	954	23	325	2.4%	34.0%
Accrued Liabilities & Accounts Payable	1,052	25	358	2.4%	34.0%

Total	34,674	840	11,796

Proceeds Available for Distributions to Subordinated Unsecured Claims		0	0

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

V Subordinated Unsecured Claims:(5)
Senior Subordinated Notes	1,200	0	0	0.0%	0.0%
Junior Subordinated Notes	779	0	0	0.0%	0.0%

Total	1,979	0	0

Proceeds Available for Distribution to Residual Stakeholders		$0	$0

(1)	This analysis assumes liquidation commences on January 1, 2010 and lasts 12 months.

(2)	The Equity Investments in Subsidiaries include a net increase of $3.3 billion in value attributed to the Company refinancing certain secured borrowings, the funds for such refinancings being provided by the incremental $4.5 billion of funding that the Company is seeking from its existing secured lenders and third parties.

(3)	This balance reflects $4.5 billion of incremental funding provided under (a) an expansion of the existing Senior Credit Facility funded by existing secured lenders, or (b) a new senior credit facility provided by another group. Assets collateralizing the incremental borrowings from the expansion facility or the new senior credit facility are in CIT Group’s subsidiaries, the value of which is reflected in the Equity Investment in Subsidiaries.

(4)	JPM Letter of Credit facility is assumed to be either undrawn or satisfied by the Company or one of its subsidiaries.

(5)	The Senior and Junior Subordinated Notes are contractually subordinated and therefore would not receive any distribution.

Proceeds

Cash

Cash consists of all unrestricted cash in banks or operating accounts and cash held at divisions as of June 30, 2009. In addition, CIT’s cash balance includes proforma adjustments from cash received from the July 2009 new debt facility. Cash is assumed to be fully recoverable. The cash recovered may be materially different if financial institutions have rights of off-set against cash, or if cash is unrecoverable from the non-US subsidiaries.

Equity Investments in Subsidiaries

All of the finance receivables and operating leases owned by CIT on a consolidated basis are held by CIT’s subsidiary entities. Certain of those assets held by CIT’s subsidiary entities are subject to liens securing prior financings, such as securitization transactions, conduit facilities, secured loans and other forms of secured financing. In addition, certain of CIT’s subsidiary entities owe unsecured debts and liabilities that must be satisfied before the assets of such entities can be used to satisfy the liabilities of their parent entities. CIT’s equity investments in subsidiaries represent the assets remaining at all subsidiary entities after these entities have fully satisfied their subsidiary-level debts and liabilities. Recovery of these excess assets may be adversely impacted in a Chapter 7 liquidation by the same risks described in the cash, finance receivables, operating leases, and other assets sections. As a result of $4.5 billion incremental borrowings by CIT Group, Inc. under the Senior Credit Facility or a new senior credit facility provided by another group, the Equity Investments in Subsidiaries has increased by $3.3 billion, that reduces debt at the subsidiary levels and increases the value of unencumbered assets. The increase in Equity Investments in Subsidiaries is, however, offset by the additional $4.5 billion increase in Secured Claims.

Finance Receivables

The Debtor’s finance receivables primarily consist of various loans and capital leases extended to customers in the form of asset and cash flow based loans, capital leases, factored receivables and other types of recourse and non recourse loans, among others. The effect of a Chapter 7 liquidation and the specific direct costs that would have to be incurred to collect on receivables would adversely impact the recovery on receivables. As such, an estimated recovery of 38% to 80% is applied (with an average blended recovery of 50%), to the estimated amount outstanding at June 30, 2009 that pertains to these assets. All of the finance receivables are held at CIT’s subsidiary entities.

Operating Leases

The Debtor’s operating leases are contracts primarily extended to customers that allow the use of an asset, but do not convey the rights of ownership to the customer. The largest concentrations of accounts are primarily with companies in the transportation industries. The effect of a Chapter 7 liquidation, and the specific direct costs that would have to be incurred to collect on operating leases, would adversely impact the recovery on operating leases. As such, an estimated recovery of 48% to 75% is applied (with an average blended recovery of 62%), to the estimated amount outstanding at June 30, 2009 that pertains to these assets. All of the operating leases are held at CIT’s subsidiary entities.

Other Assets

Other assets primarily include miscellaneous receivables, receivables from derivative counterparties, interest bearing deposits, and investments. The effect of a Chapter 7 liquidation, and the specific direct costs that would have to be incurred in order to monetize these assets, would adversely impact the recovery on these assets. As such, an estimated recovery of 0% to 100% is applied (with an average blended recovery of 40%) to the estimated amount outstanding at June 30, 2009 that pertains to these assets. Other assets are held at CIT and its subsidiaries.

Wind-down Operating Costs

Ongoing operating expenses consist of corporate overhead and occupancy costs to be incurred during the Chapter 7 liquidation period. The Debtor assumes that the liquidation would occur over a twelve-month period and that such expenses, costs and overhead would decrease over time, especially after January 2011 when agreements are assumed to be reached for the sale of all of the assets. Any positive income from operating businesses generated during this time was assumed to offset wind-down operating costs.

Trustee & Professional Fees

Based on CIT management’s review of the nature of these costs and the outcomes of similar liquidations, fees were estimated at $350 million to $769 million in total for the Debtor. This figure is comprised of approximately $275 million to $619 million of trustee fees (3.0% of the proceeds available for distribution based on the Bankruptcy Code) and $75 million to $150 million of other professional fees. The amount of professional fees is related to the large size and complexity of the liquidation.

Secured Claims

Secured Claims are given priority under the Bankruptcy Code and are entitled to payment prior to any payment on unsecured claims.

Priority Unsecured Claims

Priority Unsecured Claims are given priority under the Bankruptcy Code and are entitled to payment prior to any payment on most other unsecured claims. Federal taxes, sales and local income taxes, and foreign taxes are included in this category.

General Unsecured Claims

At CIT, General Unsecured Claims consist of $2.2 billion of Canadian Senior Unsecured Note Guarantee, $1.2 billion of Long-Dated Senior Unsecured Note Claims, $25.9 billion of Senior Unsecured Note Claims, $321 million of Senior Unsecured Term Loan Claims, $3.1 billion of Senior Unsecured Credit Agreement Claims, $1.0 billion of Other Unsecured Liabilities, and $1.1 billion of Accrued Liabilities and Accounts Payable. General Unsecured Claims were adjusted from the June 30, 2009 balances to reflect the most current amounts and allocations of all outstanding debt loans and notes.

Subordinated Unsecured Claims

Subordinated Unsecured Claims includes $779 million of Junior Subordinated Note Claims and $1.2 billion of Senior Subordinated Note Claims. Subordinated Unsecured Claims were adjusted from the June 30, 2009 balances to reflect the most current amounts and allocations of outstanding debt loans and notes.

The Debtor believes that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a Chapter 7 liquidation may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation was necessary to resolve Claims asserted in the Chapter 7 case, the delay could be further prolonged and administrative expenses further increased. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered.

THE DEBTOR’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTOR. Underlying the liquidation analysis is a number of estimates and assumptions that are inherently subject to significant economic, competitive, and operational uncertainties and contingencies beyond the control of the Debtor or a Chapter 7 trustee. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtor will result in an accurate estimate of the proceeds that would be realized were the Debtor to undergo an actual liquidation. General Unsecured Claims and Subordinated Unsecured Claims to the estate could vary significantly from the estimates set forth herein, depending on the Claims asserted during the pendency of the Chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds that might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Debtor could vary materially from the estimates provided herein.

APPENDIX A-2

LIQUIDATION ANALYSIS

CIT GROUP FUNDING COMPANY OF DELAWARE LLC

The Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accepts the Plan of Reorganization or (b) receive or retain property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if CIT Group Funding Company of Delaware LLC (“Delaware Funding” or the “Debtor”) was liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date. The first step in determining whether this test has been met is to determine the estimated amount that would be generated from the liquidation of the Debtor’s assets and properties in the context of the Chapter 7 liquidation case. The gross amount of cash available to the holders of Impaired Claims or Interests would be the sum of the proceeds from the disposition of Debtor’s assets through the liquidation proceedings and the cash held by the Debtor at the time of the commencement of the Chapter 7 case. This gross amount of cash available is reduced by the amount of any Claims secured by the estate’s assets, the costs and expenses of the liquidation, and additional administrative expenses that may result from the termination of the Debtor’s businesses and the use of Chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with Section 726 of the Bankruptcy Code. For purposes of this liquidation analysis, it is assumed that the assets of Delaware Funding are liquidated for the benefit of the creditors of Delaware Funding. In addition, this analysis presents two scenarios. The first scenario assumes that the pre-packaged plan for CIT Group, Inc. is consummated and Delaware Funding commences a liquidation under Chapter 7 immediately thereafter. See Exhibit A — 2.1. The second scenario assumes a liquidation of CIT Group Inc. and Delaware Funding. See Exhibit A — 2.2. A general summary of the assumptions used by management in preparing this liquidation analysis follows. The more specific assumptions are discussed below.

Exhibit A — 2.1

Estimate of Net Proceeds

Estimates were made of the cash proceeds that might be realized from the liquidation of the Debtor’s assets. This analysis assumes the consummation of the Prepackaged Plan of Reorganization for CIT Group Inc. on December 31, 2009 and that Delaware Funding commences Chapter 7 liquidation on January 1, 2010 that lasts for 12 months following the appointment of a Chapter 7 trustee. Recoveries to creditors are presented on an undiscounted basis. For purposes of the analysis, the Intercompany Note Proceeds reflect potential payments to Delaware Funding pursuant to the five Intercompany Notes issued by CIT Financial Ltd. (“CFL”) contemporaneously with the issuance of the Canadian Senior Unsecured Notes. The low value incorporates an estimate of proceeds that may be available to Delaware Funding in the event that CFL is unable to meet its debts as they become due and determines to commence liquidation or insolvency proceedings in Canada; the high value of proceeds incorporates the face amount of the Intercompany Notes. Moreover, the analysis assumes that CIT Leasing is unable to satisfy its obligation to maintain the solvency of Delaware Funding under Support Agreements dated July 5, 2005 and November 1, 2006 between Delaware Funding and CIT Leasing. In the event that CIT Leasing is able to satisfy its obligations under such Support Agreements, creditors may receive recoveries that are materially higher or actually be paid in full.

There can be no assurance that a liquidation of Delaware Funding would be completed in the limited time frame assumed, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under Section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the sales process within twelve months.

Estimate of Costs

The Debtor’s cost of liquidation under Chapter 7 would include fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtor until conclusion of the Chapter 7 case.

Secured Claims

Secured Claims are given priority under the Bankruptcy Code and are entitled to payment prior to any payment on unsecured claims. The Secured Claims consist of the CIT Barbados secured claim in the amount of $2.2 billion which amount reflects obligations secured by the CIT Funding Security Agreements pursuant to which a security interest was granted to CIT Barbados in each of five Intercompany Notes. The CIT Funding Security Agreements consist of three security agreements dated as of July 5, 2005 and two security agreements dated as of November 1, 2006 and were entered into for tax planning purposes. Additionally, the Secured Claims include the $3.0 billion outstanding under the Existing Senior Credit Facility which claim is secured by a lien on the assets of Delaware Funding. Because the Canadian Note Holders are assumed to vote against the Pre-Packaged Plan, the lien securing the $3 billion secured claim is assumed not to be released. This lien is, however, also being challenged pursuant to the Canadian Senior Unsecured Note Litigation. Finally, the Secured Claims do not include the $4.5 billion of incremental senior secured borrowings the Company is seeking from its existing secured lenders and third parties.

Priority Unsecured Claims

Priority Unsecured Claims are given priority under the Bankruptcy Code and are entitled to payment prior to any payment on most other unsecured claims. Federal taxes, sales and local income taxes, and foreign taxes are included in this category.

General Unsecured Claims

The General Unsecured Claims consist of $164 million of Remaining Canadian Senior Unsecured Note Claims the value remaining after holders receive the projected distributions from CIT Group and $23 million of Accrued Liabilities and Accounts Payable.

Subrogated Claims

Subrogated Claims include $2.0 billion of CIT Group Inc. subrogated claims on account of guarantee payments made on behalf of Delaware Funding by CIT Group Inc.

CIT Group Funding Company of Delaware LLC

LIQUIDATION ANALYSIS(1)

	Low	High
	($ in millions)

I Proceeds:
Cash	$1	$1
Equity Investments in Subsidiaries	0	0
Finance Receivables	0	0
Operating Lease Equipment	0	0
Intercompany Note Proceeds(2)	588	2,207
Other Assets	5	7

Total Proceeds	594	2,215
Less:
Wind-Down Operating Costs	(1)	(2)
Trustee Fees	(18)	(66)
Professional Fees	(2)	(4)

Proceeds Available for Distributions to Secured Claims	573	2,143

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

II Secured Claims:
CIT Barbados Secured Claims(3)	2,188	242	904	11.0%	41.3%
Existing Senior Credit Facility(4)	3,000	331	1,239	11.0%	41.3%

Total	5,188	573	2,143

Proceeds Available for Distributions to Priority Unsecured Claims		0	0

III Priority Unsecured Claims:	0	0	0	0.0%	0.0%

Proceeds Available for Distributions to General Unsecured Claims		0	0

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

IV General Unsecured Claims:
Remaining Canadian Senior Unsecured Note Claim(5)	164	0	0	0.0%	0.0%
Accrued Liabilities & Accounts Payable	23	0	0	0.0%	0.0%

Total	187	0	0

Proceeds Available for Distributions to Subrogated Claims		0	0

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

V Subrogated Claims:
CIT Group Subrogated Claim on Account of Guarantee Payment	2,024	0	0	0.0%	0.0%

Total	2,024	0	0

Proceeds Available for Distributions to Residual Stakeholders		$0	$0

(1)	This analysis assumes the consummation of the Prepackaged Plan of Reorganization for CIT Group Inc. on December 31, 2009 and that CIT Group Funding Company of Delaware commences Chapter 7 liquidation on January 1, 2010 that lasts for 12 months.

(2)	The Intercompany Note Proceeds reflect potential payments to Delaware Funding pursuant to the five Intercompany Notes issued by CIT Financial Ltd. in connection with the issuance of the Canadian Senior Unsecured Notes. This analysis assumes that CFL is unable to satisfy its obligations on two Intercompany Notes due in July 2010 in the approximate amount of $1 billion. As a result of that failure, CFL is assumed to commence insolvency or other liquidation proceedings in Canada, and, as a consequence, Delaware Funding is forced to convert its case into a Chapter 7 liquidation. This liquidation is assumed to last 12 months and presumes that Delaware Funding will receive proceeds from the liquidation of the two Intercompany Notes due in July 2010 as well as three additional Intercompany Notes in the aggregate face amount of $1.2 billion within the following 12 month period. The low value is an estimate of the proceeds that may be available to Delaware Funding in the event that CIT Financial Ltd. is unable to meet its debts as they become due and determines to commence liquidation or insolvency proceedings in Canada; the high value reflects the face amount of the Intercompany Notes.

(3)	The amount of the CIT Barbados Secured Claim reflects the secured obligations under the CIT Funding Security Agreements pursuant to which a security interest was granted to CIT Barbados in each of the Intercompany Notes. Three such security agreements are dated as of July 5, 2005 and two security agreements are dated as of November 1, 2006. These secured obligations were put into place at the time of the issuance of the Intercompany Notes for tax planning purposes. This Recovery analysis also assumes that CIT Leasing cannot meet its obligation under the two Support Agreements between CIT Leasing and Delaware Funding, pursuant to which agreements CIT Leasing must maintain the solvency of Delaware Funding. To the extent that CIT Leasing is able to honor its obligation under the Support Agreements, creditors may receive recoveries that are materially higher or actually be paid in full.

(4)	The $3.0 billion claim under the Existing Senior Credit Facility does not reflect $4.5 billion of incremental senior secured borrowings the Company is presently seeking Moreover, the lien securing such borrowings and reflects that the lien securing the facility is not released because it is assumed the Canadian Note Holders vote against the Pre-Packaged Plan. That lien is, however, being challenged pursuant to the Canadian Senior Unsecured Note Litigation and may be avoided.

(5)	This amount constitutes the value of the Canadian Senior Unsecured Note Claims remaining after holders receive the projected Class 7 distribution of 92.5% under the CIT Group Prepackaged Plan (see Exhibit C — 16). If CIT Leasing is able to honor its obligations under the Support Agreements this Claim may be paid in full.

Exhibit A — 2.2:

Estimate of Net Proceeds

Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtor’s assets. This analysis assumes that CIT Group Inc. and its subsidiaries as well as Delaware Funding commence a Chapter 7 liquidation on January 1, 2010 that lasts for 12 months following the appointment of a Chapter 7 trustee. Recoveries to creditors are presented on an undiscounted basis. There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under Section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the sales process within twelve months.

Estimate of Costs

The Debtor’s cost of liquidation under Chapter 7 would include fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtor until conclusion of the Chapter 7 case.

Secured Claims

Secured Claims are given priority under the Bankruptcy Rules and are entitled to payment prior to any payment on unsecured claims. The Secured Claims are $2.2 billion that reflect the amount of secured obligations under the CIT Funding Security Agreements pursuant to which a security interest was granted to CIT Barbados in each of five Intercompany Notes. The CIT Funding Security Agreements consist of three security agreements dated as of July 5, 2005 and two security agreements dated as of November 1, 2006 tax planning laws. Additionally, the Secured Claims include the $3.0 billion outstanding under the Senior Credit Facility which claims is secured by a lien on the assets of Delaware Funding. Because the Canadian Note Holders are assumed to vote against the Pre-Packaged Plan and the lien securing the $3 billion Secured Claim is assumed not to be released. Finally, the Secured Claims do not include the $4.5 billion of incrementally senior secured borrowings the Company is seeking for its Secured Lenders or third parties. This lien is being challenged pursuant to the Canadian Senior Unsecured Note Litigation.

Priority Unsecured Claims

Priority Unsecured Claims are given priority under the Bankruptcy Code and are entitled to payment prior to any payment on most other unsecured claims. Federal taxes, sales and local income taxes, and foreign taxes are included in this category.

General Unsecured Claims

The amount of the Canadian Senior Unsecured Note claims remaining after CIT Group Inc. makes a distribution on such claims in the amount of the estimated recoveries set forth in the liquidation analysis in Appendix A-1. Because this analysis also includes estimates for the separate, assumed liquidation of CFL, the estimated liquidation percentages recoveries in Appendix A-1 are higher by a de minimis amount.

At Delaware Funding, General Unsecured Claims consist of a range of Canadian Senior Unsecured Note Claims from $1.4 billion to $2.1 billion, and $23 million of Accrued Liabilities and Accounts Payable.

Subrogated Claims

Subrogated Claims include a range of $53 million to $774 million of CIT Group Inc. subrogated claims on account of guarantee payments made on behalf of Delaware Funding at CIT Group Inc.

CIT Group Funding Company of Delaware LLC

LIQUIDATION ANALYSIS(1)

	Low	High
	($ in millions)

I Proceeds:
Cash	$1	$1
Equity Investments in Subsidiaries	0	0
Finance Receivables	0	0
Operating Lease Equipment	0	0
Intercompany Note Proceeds(2)	588	1,288
Other Assets	5	7

Total Proceeds	594	1,296
Less:
Wind-Down Operating Costs	(1)	(2)
Trustee Fees	(18)	(39)
Professional Fees	(2)	(4)

Proceeds Available for Distributions to Secured Claims	573	1,251

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

II Secured Claims:(3)
CIT Barbados Secured Claim	2,188	573	1,251	26.2%	57.2%

Proceeds Available for Distributions to Priority Unsecured Claims		573	1,251

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

III Priority Unsecured Claims:	0	0	0	0.0%	0.0%
Proceeds Available for Distributions on General Unsecured Claims		0	0

			Recovery		Percentage Recovery
	Claims Range		Low	High	Low	High

IV General Unsecured Claims:
Remaining Canadian Senior Unsecured Note Claim(4)	2,135	1,444	0	0	0.0%	0.0%
Accrued Liabilities & Accounts Payable	23	23	0	0	0.0%	0.0%

Total	2,158	1,467	0	0

Proceeds Available for Distributions to Subrogated Claims			0	0

			Recovery		Percentage Recovery
	Claims Range		Low	High	Low	High

V Subrogated Claims:
CIT Group Subrogated Claim on Account of Guarantee Payment	53	744	0	0	0.0%	0.0%

Total	53	744	0	0

Proceeds Available for Distributions to Residual Stakeholders			$0	$0

(1)	This analysis assumes liquidation commences on December 31, 2009 and lasts 12 months.

(2)	This analysis assumes that CIT Financial Ltd. is unable to satisfy its obligations on two Intercompany Notes due in July 2010 in the approximate amount of $1 billion. As a result of that failure, CIT Financial Ltd. is assumed to commence insolvency or other liquidation proceedings in Canada, and, as a consequence, Delaware Funding is forced to convert its case into a Chapter 7 liquidation. The liquidation is assumed to last 12 months and presumes that Delaware Funding will also receive proceeds from the liquidation of three additional Intercompany Notes in the aggregate face amount of $1.2 billion within the following 12-month period.

(3)	The CIT Barbados Secured Claim represents the amount of secured obligations under the CIT Funding Security Agreements pursuant to which a security interest was granted to CIT Barbados in each of the Intercompany Notes, three such security agreements are dated as of July 5, 2005 and two security agreements are dated as of November 1, 2006. This secured obligation was put into place at the time of the issuance of the notes for tax planning purposes. The Recovery analysis assumes that $3 billion of the existing Senior Credit Facility as well as the incremental $4.5 billion of senior secured borrowings is paid in full from the proceeds received as a result of the liquidation of other assets of CIT Group Inc. This analysis assumes that CIT Leasing cannot meet its obligation to maintain the solvency of Delaware Funding under the Support Agreements between CIT Leasing and Delaware Funding. To the extent that CIT Leasing is able to honor its obligations under the Support Agreements, creditors may receive recoveries that are materially higher or possibly be paid in full.

(4)	The Canadian Senior Unsecured Note Claim reflects the amount remaining after CIT Group Inc. makes a distribution in the amount of the estimated recoveries set forth in the liquidation analysis in Appendix A-1. Because this analysis also includes estimates for the separate, assumed liquidation of CFL, the estimated liquidation percentages recoveries in Appendix A-1 are higher by a de minimis amount.

CIT Group Funding
Company of Delaware LLC

Balance Sheet
6/30/2009
($ in millions)

Assets
Total Cash	1
Investment Security & Securitizations	8
Unrealized loss on MTM	46
Intercompany Receivable from CIT Financial Ltd.	2,287
Other Miscellaneous Assets	3

Total Assets	2,345
Liabilities
Current Term Debt	1,000
Long Term Debt	1,207
Accrued Liabilities & Payables	33

Total Liabilities	2,240
Equity	105

Liabilities and Shareholders Equity	$2,345

Additional Claims would arise by reason of the breach or rejections of obligations incurred under executory contracts or leases entered into by the Debtor. It is possible that in a Chapter 7 case, the wind-down expenses may be greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation.

Distribution of Net Proceeds under Absolute Priority

The foregoing types of Claims, costs, expenses, fees and such other Claims that may arise in a liquidation case would provide partial to full payment from the liquidation proceeds before the balance of those proceeds would be made available to General Unsecured Claims and the Subrogated Claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full. The Debtor believes that in the Chapter 7 case, general unsecured creditors at Delaware Funding may receive a de minimis recovery.

After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in a bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in the Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the forced sales atmosphere that would likely prevail, and (iii) the substantial increase in Claims which would be satisfied on a priority basis, THE DEBTOR HAS DETERMINED THAT CONFIRMATION OF THE PLAN OF REORGANIZATION WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY EQUAL OR GREATER THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTOR UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

THE DEBTOR’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTOR. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtor or a Chapter 7 trustee. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the assets will result in an accurate estimate of the proceeds that would be realized were the Debtor to undergo an actual liquidation. The actual amounts of

Claims against the estate could vary significantly from the estimate set forth herein, depending on the Claims asserted during the pendency of the Chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds that might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Debtor could vary materially from the estimates provided herein.

THE LIQUIDATION ANALYSIS SET FORTH HEREIN WAS BASED ON THE VALUES OF DEBTOR’S ASSETS ON JANUARY 1, 2010 WITH CERTAIN PROFORMA ADJUSTMENTS. TO THE EXTENT THAT OPERATIONS THROUGH SUCH DATE WERE DIFFERENT THAN ESTIMATED, THE ASSET VALUES MAY CHANGE. PRICEWATERHOUSECOOPERS LLP, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CIT, HAS NOT EXAMINED, COMPILED OR OTHERWISE APPLIED PROCEDURES TO THESE VALUES AND, CONSEQUENTLY, DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE VALUES IN THE LIQUIDATION ANALYSIS.

The Debtor believes that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a Chapter 7 liquidation may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation were necessary to resolve Claims asserted in the Chapter 7 case, the delay could be further prolonged and administrative expenses further increased. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered.

APPENDIX B

PLAN OF REORGANIZATION

Gregg M. Galardi, Esq.
J. Gregory St. Clair, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Four Times Square
New York, New York 10036
(212) 735-3000

            — and —

Chris L. Dickerson, Esq.
Jessica Kumar, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Proposed Counsel for the Debtors and
Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

X
In re:		:	Chapter 11
:
CIT Group Inc. (Tax ID 65-xxx1192)		:	Case No. 09-
CIT Group Funding Company of		:
Delaware LLC (Tax ID 98-xxx9146)		:
:
:
	Debtors.	:
:
:
X

SECOND AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

Dated: New York, New York
October 23, 2009

B-i

B-ii

B-iii

Page

TABLE OF EXHIBITS
Exhibit A-1 Reorganized CIT Certificate of Incorporation	A-1-1
Exhibit A-2 Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation	A-2-1
Exhibit A-3 Reorganized Delaware Funding Amendment to Limited Liability Company Agreement	A-3-1
Exhibit B Description of New Common Interests	B-1
TABLE OF SCHEDULES
Schedule 1 List of Senior Unsecured Notes (excluding 2015 Hybrid Convertible/Equity Notes)	S-1
Schedule 2 List of Long-Dated Senior Unsecured Notes	S-2

B-iv

INTRODUCTION

CIT Group Inc. and CIT Group Funding Company of Delaware each propose the following plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below). In the event that Delaware Funding does not obtain sufficient votes to confirm the plan of reorganization, Delaware Funding expressly reserves the right to forgo filing a petition for relief under the Bankruptcy Code (as defined herein), to withdraw the Plan solely with respect to Delaware Funding, to dismiss or convert any pending bankruptcy case of Delaware Funding or any other appropriate actions and the plan of reorganization, to the extent confirmed, shall be solely with respect to CIT Group Inc.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION
AND COMPUTATION OF TIME

A.	Scope of Definitions; Rules of Construction

Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.	Definitions

1.1 “2005 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of April 13, 2005, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Banc of America Securities LLC, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, Barclays Bank plc, as documentation agent and the Lenders party thereto.

1.2 “2005 Syndicated Term Loan Agreement” means the JPY 20 Billion Syndicated Term Loan Agreement, dated as of September 30, 2005, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.

1.3 “2006 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of December 6, 2006, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Barclays Capital, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Barclays Bank plc, as syndication agent, Bank of America, N.A., and JPMorgan Chase Bank, N.A., as co- documentation agents and the Lenders party thereto.

1.4 “2006 5-Year Term Loan Agreement” means the $100,000,000 Five-Year Term Loan Agreement, dated as of September 29, 2006, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.

1.5 “2010 Canadian Senior Unsecured Notes” means the 4.65% Notes due July 1, 2010, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.

1.6 “2011 Canadian Senior Unsecured Notes” means the 5.60% Notes due November 2, 2011, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of November 1, 2006.

1.7 “2015 Canadian Senior Unsecured Notes” means the 5.20% Notes due June 1, 2015, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.

1.8 “2015 Hybrid Convertible/Equity Notes” means the equity units offered by CIT Group Inc. with a stated amount of $25, which equity units consist of a forward purchase contract issued by CIT Group Inc. and, initially, a 1/40 undivided beneficial ownership interest in a $1,000 principal amount senior note due November 15, 2015 issued by CIT Group Inc.

1.9 “Administrative Claim” means a Claim arising under Bankruptcy Code section 507(a)(2) for costs and expenses of administration of the Chapter 11 Cases under Bankruptcy Code sections 503(b), 507(b), or 1114(e)(2), including (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtors (such as wages, salaries and commissions for services and payments for goods, leased equipment and premises) and (b) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court, including Professional Fee Claims.

1.10 “Allowed” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

1.11 “Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or the Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include interest on such Claim accruing from and after the Petition Date.

1.12 “Australian Senior Unsecured Notes” means (i) those certain 6.00% fixed rate notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc. and (ii) those certain 3 month BBSW plus 34 bp Floating Rate Notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc.

1.13 “Australian Senior Unsecured Note Claim” means a Claim on account of the Australian Senior Unsecured Notes.

1.14 “Ballot(s)” means each of the ballot forms distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.

1.15 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.

1.16 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.

1.17 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of New York, as now in effect or hereafter amended, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.18 “Board” shall have the meaning set forth in Article IV.M hereof.

1.19 “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.20 “Canadian Senior Unsecured Notes” means the 2010 Canadian Senior Unsecured Notes, the 2011 Canadian Senior Unsecured Notes and the 2015 Canadian Senior Unsecured Notes.

1.21 “Canadian Senior Unsecured Note Claim” means a Claim on account of the Canadian Senior Unsecured Notes.

1.22 “Canadian Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.A hereof.

1.23 “Canadian Senior Unsecured Note Guarantee Claim” means a Claim on account of CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.

1.24 “Canadian Senior Unsecured Note Indentures” means (i) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee, dated as of May 31, 2005 (as amended and supplemented), under which the 4.65% Senior Notes due July 1, 2010 and the 5.20% Senior Notes due June 1, 2015 were issued, and (ii) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and Bank of New York, as Trustee, dated as of November 1, 2006 (as amended and supplemented), under which the 5.60% Senior Notes due November 2, 2011 were issued.

1.25 “Canadian Senior Unsecured Note Litigation” means (i) that certain litigation instituted in the United States District Court for the Southern District of New York, captioned ACP Master, Ltd. et al. v. CIT Group Funding Company of Delaware, LLC, Civil Action No. 09 CIV 8144 and filed on or about September 23, 2009 and (ii) that certain litigation instituted in the Court of Chancery of the State of Delaware, captioned Aurelius Capital Master, Ltd. et al. v. Votek et al., Case No. 4914- and filed on or about September 23, 2009 by certain holders of Canadian Senior Unsecured Notes.

1.26 “Cash” means legal tender of the United States or equivalents thereof.

1.27 “Cash Collateralization” shall have the meaning set forth in Article III.G.6 hereof.

1.28 “Chapter 11 Cases” means the chapter 11 cases of the Debtors.

1.29 “CIT Leasing Support Agreements” means those support agreements dated as of July 5, 2005 and November 1, 2006 executed and delivered separately by C.I.T. Leasing Corporation, as support provider, to each of Delaware Funding’s predecessor and CIT Holdings (Barbados) SRL, each as support recipient.

1.30 “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtors.

1.31 “Claims Objection Deadline” means the first Business Day that is the latest of (i) the Effective Date; (ii) as to a particular Claim, 180 days after the filing of a proof of claim, or request for payment of, such Claim; or (iii) such other date as may be established by the Bankruptcy Court.

1.32 “Class” means one of the classes of Claims or Interests listed in Article III below.

1.33 “Class 8-11 Excess Value Amount” shall have the meaning ascribed to it in Article IV.H hereof.

1.34 “Class 8-11 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims equal to one hundred percent (100%) of the amount of Allowed Claims of all such Classes in the aggregate.

1.35 “Class 8-11 Securities” means New Notes and New Common Interests distributed to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims pursuant to Articles III.G.8, III.G.9, III.G.10 and III.G.11 and Articles IV.B, IV.C, IV.D and IV.E hereof.

1.36 “Class 12 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Senior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.

1.37 “Class 13 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Junior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.

1.38 “Class 15 Par Recovery Amount” means the amount, measured as of the Petition Date, equal to the aggregate combined liquidation preference of the Old Preferred Interests, plus accrued and unpaid dividends thereon.

1.39 “Collateral” means any property or interest in property of the Estate subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

1.40 “Committee” means any official committee appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.

1.41 “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.42 “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.43 “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.

1.44 “Contingent Value Rights” shall have the meaning ascribed to it in Article IV.H hereof.

1.45 “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of one or more of the Debtors and to permit the Debtors to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.46 “CVRs” shall have the meaning ascribed to it in Article IV.H hereof.

1.47 “D&O Claims” means any Claim arising from the Debtors’ indemnification obligations under their constituent documents or other written agreements and/or pursuant to applicable general corporation law or other applicable business organization law, including those Claims described in Article VII.G hereof.

1.48 “Debtors” means CIT Group Inc. and Delaware Funding in their capacities as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code and, as to acts or rights on or after the Effective Date or when the context otherwise so requires, the post-confirmation entities reorganized hereunder.

1.49 “Delaware Funding” means CIT Group Funding Company of Delaware LLC (f/k/a CIT Group Funding Company of Canada).

1.50 “DIP Facility” means any postpetition debtor-in-possession credit facility provided to the Debtors during the Chapter 11 Cases pursuant to the DIP Facility Agreement.

1.51 “DIP Facility Agreement” means the credit agreement and related security agreements, mortgages and similar documents governing the DIP Facility by and between the Debtors and the DIP Lender.

1.52 “DIP Facility Claim” means a Claim arising under or as a result of the DIP Facility.

1.53 “DIP Lender” means the lender(s) under the DIP Facility Agreement.

1.54 “Disallowed Claim” means any Claim against the Debtors which has been disallowed, in whole or in part, by Final Order or written agreement between the Debtors and the holder of such Claim, to the extent of such disallowance.

1.55 “Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, to serve as disbursing agent under the Plan.

1.56 “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, embodied in the Offering Memorandum and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.57 “Disputed Claim” means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

1.58 “Distribution Date” means the date, occurring as soon as practicable after the Effective Date (but in no event more than ten (10) Business Days thereafter), on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in Article V hereof.

1.59 “Early Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof by the Early Election Date.

1.60 “Early Election Date” means the expiration date of the Offering Memorandum, which is currently October 29, 2009 but is subject to extension.

1.61 “Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof by either the Early Election Date or the Late Election Date.

1.62 “Effective Date” means a date selected by the Debtors, which date shall be on or after the first Business Day on which all conditions to the consummation of the Plan set forth in Article X.A hereof have been satisfied or waived.

1.63 “Estate” means the estate of each of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

1.64 “Exchanges” shall have the meaning ascribed to it in Article IV.G hereof.

1.65 “Exit Facility” means any exit credit facility provided to Reorganized CIT on the Effective Date pursuant to the Exit Facility Agreement.

1.66 “Exit Facility Agreement” means the credit agreement and related security agreements, mortgages and similar documents governing the Exit Facility by and between Reorganized CIT and the Exit Facility Lender.

1.67 “Exit Facility Documents” shall have the meaning set forth in Article IV.J hereof.

1.68 “Exit Facility Lender” means the lender(s) under the Exit Facility Agreement.

1.69 “Extended Canadian Senior Unsecured Note Claims Voting Deadline” means November 5, 2009 at 11:59 p.m. New York City time.

1.70 “Fair Market Value” means, with respect to any security as of the applicable Measurement Date, (i) in the case of New Common Interests, (x) if such security is listed or traded on a national securities exchange for at least 10 consecutive Trading Days, the daily volume-weighted average price of such security for the 10 consecutive Trading Days immediately preceding the Measurement Date as reported by Bloomberg, L.P. (or, if no such price is reported by Bloomberg, L.P. for any particular Trading Day during such 10-Trading Day period, the daily volume-weighted average price of such security as officially reported for such Trading Day on the principal securities exchange on which such security is then listed or admitted to trading shall be used for purposes of calculating such 10-day volume-weighted average price), or (y) if such security is not listed or admitted to trading on any national securities exchange for at least 10 consecutive Trading Days, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate (without regard to any illiquidity or minority discounts) and (ii) in the case of the New Notes, (A) if bid and ask quotations for such security are readily available and the Disbursing Agent, after consultation with a financial advisor, determines such quotations are a reliable indicator of the value of such security, the average of the daily bid and ask quotations of such securities for the 10 consecutive Trading Days immediately preceding the applicable Measurement Date, or (B) if bid and ask quotations for such security are not readily available or the Disbursing Agent, after consultation with a financial advisor, determines such quotations are not a reliable indicator of value, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate.

1.71 “Federal Reserve” shall have the meaning ascribed to it in Article IV.M hereof.

1.72 “Final Order” means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or petition for certiorari has expired and (iii) no appeal, request for a stay, petition seeking certiorari, or other review is pending; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule (whether federal or state) may be but has not then been filed with respect to such order shall not cause such order not to be a Final Order.

1.73 “First Amended Plan” means that First Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC dated as of October 16, 2009, as amended and superseded by this Plan except as otherwise provided herein.

1.74 “General Unsecured Claim” means a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Debt Claim, Guarantee Claim, Canadian Senior Unsecured Note Claim, Canadian Senior Unsecured Note Guarantee Claim, Long-Dated Senior Unsecured Note Claim, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim, Junior Subordinated Note Claim, or Subordinated 510(b) Claim.

1.75 “Guarantee” means a guarantee of collection, payment, or performance, including a servicer performance guaranty, made by the Debtors as to the obligations of an affiliate or subsidiary of CIT Group Inc. but not including CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.

1.76 “Guarantee Claim” means a Claim against the Debtors on account of a Guarantee (other than the Canadian Senior Unsecured Note Guarantee Claim).

1.77 “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.78 “Intercompany Claim” means a prepetition Claim by a Debtor or a non-Debtor affiliate against another Debtor or non-Debtor affiliate.

1.79 “Intercompany Notes” means (i) those three promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a CIT Group Funding Company of Canada) as payee and dated July 5, 2005 in the amounts of $502,588,633, $502,588,633 and $703,624,085 and (ii) those two promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a CIT Group Funding Company of Canada) as payee and dated November 1, 2006 each in the amount of $249,052,500.

1.80 “Interest” means the legal, equitable, contractual and other rights of any Person (including any 401(k) plan or plan participant) with respect to the Old Common Interests, the Old Preferred Interests or any Other Equity Rights of the Debtors, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

1.81 “JPM” means JPMorgan Chase Bank, N.A. solely in its capacity as administrative agent and issuing bank under the JPM L/C Facility Agreement.

1.82 “JPM L/C Facility” means the letter of credit facility or facilities established pursuant to the JPM L/C Facility Agreement.

1.83 “JPM L/C Facility Agreement” means the 2005 5-Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, by and among CIT Group, Inc., J.P. Morgan Securities Inc. as Sole Lead Arranger and Bookrunner, JPMorgan Chase Bank, N.A. as Administrative Agent and Issuing Bank, Barclays Bank PLC as Syndication Agent and Bank of America, N.A. and Citibank, N.A. as Documentation Agents and the Lenders as party thereto.

1.84 “JPM L/C Facility Claim” means a Claim on account of amounts issued and outstanding under the JPM L/C Facility.

1.85 “Junior CVRs” shall have the meaning ascribed to it in Article IV.H hereof.

1.86 “Junior Subordinated Notes” means the 6.10% Junior Subordinated Notes due March 15, 2067 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the First Supplemental Indenture dated as of January 31, 2007 with CUSIP number 125577AX4.

1.87 “Junior Subordinated Note Claim” means a Claim on account of the Junior Subordinated Notes.

1.88 “Junior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.G hereof.

1.89 “Liens” shall have the meaning set forth in Article IV.A hereof.

1.90 “Late Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof after the Early Election Date but before the Late Election Date.

1.91 “Late Election Date” means the date that is ten (10) Business Days after the Early Election Date.

1.92 “Litigation Claims” means all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order.

1.93 “Long-Dated Senior Unsecured Notes” means the senior unsecured notes listed on Schedule 2 hereto.

1.94 “Long-Dated Senior Unsecured Note Claim” means a Claim on account of the Long-Dated Senior Unsecured Notes.

1.95 “Long-Dated Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.B hereof.

1.96 “Measurement Date” means the date that is sixty (60) days after the Effective Date, provided that if such date is not a Business Day, the Measurement Date shall be the first Business Day following such date.

1.97 “N&GC” shall have the meaning set forth in Article IV.M hereof.

1.98 “New Common Interests” means the shares of common interests in Reorganized CIT authorized under the Plan and Reorganized CIT’s bylaws as of the Effective Date.

1.99 “New Notes” means collectively the Series A Notes and the Series B Notes as described in the Offering Memorandum and the supplement to the Offering Memorandum dated October 23, 2009.

1.100 “New Notes Indenture” means that certain New Notes indenture documentation, to be filed by the Debtors as a Plan Supplement prior to the Confirmation Hearing.

1.101 “New Securities” shall have the meaning set forth in Article V.C. hereof.

1.102 “Non-Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who (a) does not make an election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A by the Late Election Date or (b) who votes against the Plan.

1.103 “Offering Memorandum” means that certain document entitled “CIT Group Inc. & CIT Group Funding Company of Delaware LLC Offers to Exchange Relating to Any and All of Their Respective Outstanding Notes Listed Below and Solicitation of Acceptances of a Prepackaged Plan of Reorganization” as amended on October 16, 2009 and supplemented on October 23, 2009.

1.104 “Old Common Interests” means the shares of common stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.

1.105 “Old Delaware Funding Interests” means the equity interests in Delaware Funding outstanding immediately prior to the Effective Date.

1.106 “Old Interests” means collectively the Old Common Interests, the Old Preferred Interests and the Old Delaware Funding Interests.

1.107 “Old Preferred Interests” means the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.

1.108 “Other Equity Interests” means the Interests represented by the Other Equity Rights.

1.109 “Other Equity Rights” means, collectively, any options, warrants, conversion rights, rights of first refusal, finders fee arrangements, or other rights, contractual or otherwise, to acquire, subscribe for, receive or cause to be redeemed any common interests or preferred interests of the Debtors, or other ownership interests in the Debtors, and any contracts, subscriptions, commitments or agreements pursuant to which any non-Debtor party was or could have been entitled to receive or cause to be redeemed shares, securities or other ownership interests in the Debtors.

1.110 “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

1.111 “Other Secured Claim” means a Claim that is secured by a valid, duly perfected lien as of the Petition Date on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

1.112 “Other Unsecured Debt Claims” means the Australian Senior Unsecured Note Claims and any senior unsecured notes that are not listed on Schedule 1 or Schedule 2 hereto to which the Debtors are borrowers or issuers.

1.113 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit or other entity as defined in section 101(15) of the Bankruptcy Code.

1.114 “Petition Date” means the date on which the Debtors filed their petition for relief commencing the Chapter 11 Cases.

1.115 “Plan” means this plan of reorganization and all exhibits and schedules hereto, as amended, modified or supplemented from time to time as permitted hereunder and by the Bankruptcy Code.

1.116 “Plan Supplement” means the compilation of documents, including any exhibits to the Plan not included herewith, in form and substance reasonably satisfactory to the Debtors and the Steering Committee, that the Debtors shall file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.

1.117 “Postpetition Interest” means interest accruing on and after the Petition Date on a Claim.

1.118 “Preferred Stock CVRs” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.119 “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.120 “Pro rata” means with reference to any distribution on account of or in exchange for any Claim in any Class, the proportion that the amount of a Claim (numerator) bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) (denominator) in such Class.

1.121 “Professional” means any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code.

1.122 “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

1.123 “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that other than contractual rights set forth in the Senior Credit Facility, any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.

1.124 “Reorganized CIT” means CIT Group Inc. on and after the Effective Date.

1.125 “Reorganized CIT Certificate of Incorporation” means the certificate of incorporation of Reorganized CIT in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-1.

1.126 “Reorganized Debtors” means Reorganized CIT and Reorganized Delaware Funding.

1.127 “Reorganized Delaware Funding” means CIT Group Funding Company of Delaware LLC on and after the Effective Date.

1.128 “Reorganized Delaware Funding Amendment to Limited Liability Company Agreement” means the amendment to Reorganized Delaware Funding’s limited liability company agreement in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-3.

1.129 “Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation” means the certificate of amendment to the certificate of formation of Reorganized Delaware Funding in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-2.

1.130 “Security” shall have the meaning ascribed to it in Section 101(49) of the Bankruptcy Code.

1.131 “Senior Credit Facility” means that certain Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2009 (as amended, supplemented or otherwise modified from time to time) by and among CIT Group Inc., a Delaware corporation, certain subsidiaries of Company listed on the signature pages thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the banks and other financial institutions from time to time party thereto as agents and lenders together with all collateral and loan documents contemplated thereby or executed in connection therewith.

1.132 “Senior CVRs” shall have the meaning ascribed to it in Article IV.H hereof.

1.133 “Senior Subordinated Notes” means the 12.00% Subordinated Notes due December 18, 2018 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the Second Supplemental Indenture dated as of December 24, 2008 with CUSIP numbers 125581FS2 and U17186AF1.

1.134 “Senior Subordinated Note Claim” means a Claim on account of the Senior Subordinated Notes.

1.135 “Senior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.F hereof.

1.136 “Senior Unsecured Credit Agreement Claim” means a Claim on account of the Senior Unsecured Credit Agreements.

1.137 “Senior Unsecured Credit Agreement Exchange” shall have the meaning ascribed to it in Article IV.E hereof.

1.138 “Senior Unsecured Credit Agreements” means the 2005 5-Year Unsecured Credit Agreement and the 2006 5-Year Unsecured Credit Agreement.

1.139 “Senior Unsecured Note Claim” means a Claim on account of the Senior Unsecured Notes.

1.140 “Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.C hereof.

1.141 “Senior Unsecured Notes” means (i) the senior unsecured notes listed on Schedule 1 hereto and (ii) the 2015 Hybrid Convertible/Equity Notes.

1.142 “Senior Unsecured Term Loan Claim” means a Claim on account of the Senior Unsecured Term Loans.

1.143 “Senior Unsecured Term Loan Exchange” shall have the meaning ascribed to it in Article IV.D hereof.

1.144 “Senior Unsecured Term Loans” means the 2006 5-Year Term Loan Agreement and the 2005 Syndicated Term Loan Agreement.

1.145 “Series A Notes” means the “Series A” secured notes issued by CIT Group Inc. and guaranteed by certain of its affiliates (but not guaranteed by Delaware Funding) pursuant to the New Notes Indenture and as described in the Offering Memorandum, the October 23, 2009 supplement thereto and as amended from time to time pursuant hereto.

1.146 “Series A Preferred Stock” means those 14 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Debtors’ option after September 15, 2010 at $25 per share.

1.147 “Series B Notes” means the “Series B” secured notes issued by Delaware Funding and guaranteed by CIT Group Inc., on an unsecured basis (except for the lien CIT Group Inc. may grant on substantially all its personal property with certain exclusions), and on a secured basis by all current and future domestic wholly owned subsidiaries of CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries, pursuant to the New Notes Indenture and as described in the Offering Memorandum, the October 23, 2009 supplement thereto and as amended from time to time pursuant hereto.

1.148 “Series B Preferred Stock” means those 1.5 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Debtors’ option after September 15, 2010 at $100 per share.

1.149 “Series C Preferred Stock” means those 11.5 million shares of non-voting, convertible preferred stock issued by CIT Group Inc. between April 21, 2008 and April 23, 2008, with a par value of $0.01 per share, which shares have a liquidation preference of $50 per share.

1.150 “Series D Preferred Stock” means those 2.33 million shares of preferred stock issued by CIT Group Inc. on December 31, 2008 to the United States Department of Treasury, with a par value of $0.01 per share, which shares have a liquidation preference of $1,000 per share.

1.151 “Steering Committee” means (a) as long as the Senior Credit Facility remains in effect, the Lenders Steering Committee as defined therein and (b) if the Senior Credit Facility no longer remains in effect, an ad hoc committee of those noteholders consisting of the members of the Lenders Steering Committee as defined therein that voted to approve the Plan of Reorganization and continue to be represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey Howard & Zukin Capital in each of cases (a) and (b), acting where applicable by vote of a majority of the members thereof.

1.152 “Steering Committee Nominees” shall have the meaning set forth in Article IV.M hereof.

1.153 “Subordinated 510(b) Claim” means any Claim subordinated pursuant to Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of Old Interests, any Claim for damages arising from the purchase or sale of any Old Interests, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

1.154 “Trading Day” means, with respect to any security listed or traded on a securities exchange or other quotations system, a day on which such security is traded or quoted on the principal securities exchange or quotation system on which such security is then listed or quoted.

1.155 “Unimpaired” means, with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.156 “Voting Deadline” means October 29, 2009 at 11:59 p.m. New York City time.

C.	Rules of Interpretation

In the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document as being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or on such terms and conditions, (b) any reference to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Exhibits

All exhibits (as amended from time to time following their initial filing with the Bankruptcy Court) are incorporated into and are a part of the Plan as if set forth in full herein, and, to the extent not attached hereto, such exhibits shall be filed with the Bankruptcy Court as part of the Plan Supplement. To the extent any exhibit contradicts the non-exhibit portion of the Plan, unless otherwise ordered by the Bankruptcy Court the non-exhibit portion of the Plan shall control.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan.

A.	DIP Facility Claims

Each holder of an Allowed DIP Facility Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim, on the later of the Effective Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between the Debtors and the holder of such DIP Facility Claim, (i) Cash equal to the full amount of such holder’s Allowed DIP Facility Claim or (ii) such other treatment as to which the Debtors and such holder shall have agreed upon in writing. The holder(s) of DIP Facility Claims shall be deemed to have an Allowed Claim as of the Effective Date in such amount as may be (i) agreed upon by such Claimholder(s) and the Debtors or (ii) fixed by the Bankruptcy Court.

B.	Administrative Claims

Each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtors relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtors’ business, consistent with past practice or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as the case may be, Cash equal to the unpaid portion of its Allowed Administrative Claim.

C.	Priority Tax Claims

The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to a different treatment, on the Effective Date each holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Introduction

The Plan places all Claims and Interests, except Unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. The Classes listed below are comprised of Claims against or Interests in one or more Debtors. The Debtors reserve the right to file a motion with the Bankruptcy Court to combine Classes 7, 8 and 9.

B.	Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote

Class 1 — Other Priority Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 2 — Other Secured Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 3 — Other Unsecured Debt Claims and Guarantee Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 4 — Intercompany Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 5 — General Unsecured Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 6 — JPM L/C Facility Claims	Impaired — Entitled to vote
Class 7 — Canadian Senior Unsecured Note Claims	Impaired — Entitled to vote
Class 8 — Long-Dated Senior Unsecured Note Claims	Entitled to vote — Impaired if holders vote to accept the Plan; Unimpaired if holders vote to reject or do not vote on the Plan
Class 9 — Senior Unsecured Note Claims	Impaired — Entitled to vote
Class 10 — Senior Unsecured Term Loan Claims	Impaired — Entitled to vote
Class 11 — Senior Unsecured Credit Agreement Claims	Impaired — Entitled to vote
Class 12 — Senior Subordinated Note Claims	Impaired — Entitled to vote
Class 13 — Junior Subordinated Note Claims	Impaired — Entitled to vote
Class 14 — Subordinated 510(b) Claims	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote
Class 15 — Old Preferred Interests	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote
Class 16 — Old Common Interests	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote
Class 17 — Old Delaware Funding Interests	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 18 — Other Equity Interests (if any)	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote

C.	Acceptance by Impaired Classes

Impaired Class 6, Impaired Class 7, Impaired Class 8, Impaired Class 9, Impaired Class 10, Impaired Class 11, Impaired Class 12 and Impaired Class 13 shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such classes have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such classes have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

D.	Cramdown

The Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

E.	Elimination Of Classes

Any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from the Plan for purposes of (a) voting to accept or reject the Plan and (b) determining whether it has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

F.	Non-Confirmation Of Plan For Delaware Funding

In the event that Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan, the Debtors shall seek to confirm the Plan only with respect to CIT Group Inc. Upon such non-confirmation of the Plan solely with respect to Delaware Funding, all references herein to “the Debtors” and “the Reorganized Debtors” shall refer only to CIT Group Inc. and Reorganized CIT.

G.	Treatment of Classes

Pursuant to the terms of the Plan, each of the holders of Claims and Interests in Classes 1 through 18 will receive the treatment described below.

This Plan has been amended to provide holders of Junior Subordinated Note Claims with a potential greater distribution of New Common Interests. As previously disclosed in the Offering Memorandum and Disclosure Statement and the First Amended Plan, the Debtors anticipated modifying the treatment of holders of Class 13 Junior Subordinated Note Claims to provide an increased percentage of 1.5% of New Common Interests, and this Plan has accordingly been so modified. The increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims to 1.5% in the event that Class 12 and Class 13 accept the Plan shall have a de minimis effect on the percentage of New Common Interests distributable to other holders of Claims under this Plan, which percentages will be ratably reduced. This possibility was previously described in the Offering Memorandum and Disclosure Statement dated October 16, 2009. The Debtors do not believe that such increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims requires resolicitation of the Offering Memorandum and Disclosure Statement and/or the Plan of Reorganization under applicable securities laws and/or the Bankruptcy Code, and the Debtors have not extended the Voting Deadline on this basis. If the Bankruptcy Court determines, however, that the increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims, and the resulting change in percentages of New Common Interests distributable to other Classes, is a material change requiring resolicitation of the Plan of Reorganization, holders of Claims (including Junior Subordinated Note Claims) shall receive only those percentages of New Common Interests specified in the First Amended Plan.

Please note that the estimated recoveries for Class 7, 8, 9, 10 and 11 do not necessarily reflect the market value of the Series A and Series B Notes.

1.	Class 1 — Other Priority Claims

a. Claims in Class: Class 1 consists of all Other Priority Claims against the Debtors.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Priority Claim shall have its Claim Reinstated.

2.	Class 2 — Other Secured Claims

a. Claims in Class: Class 2 consists of Other Secured Claims against the Debtors.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Secured Claim shall (i) have its Claim Reinstated, or (ii) receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Secured Claim, either (w) Cash in the full amount of such Allowed Other Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, (x) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (y) the collateral securing such Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (z) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral’s value and a General Unsecured Claim for the deficiency.

3.	Class 3 — Other Unsecured Debt Claims and Guarantee Claims

a. Claims in Class: Class 3 consists of Other Unsecured Debt Claims and Guarantee Claims against the Debtors.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Unsecured Debt Claims and Guarantee Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Unsecured Debt Claim or an Allowed Guaranteed Claim shall have its Claim Reinstated.

4.	Class 4 — Intercompany Claims

a. Claims in Class: Class 4 consists of all Intercompany Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of Intercompany Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed Intercompany Claim shall have its Claim Reinstated.

5.	Class 5 — General Unsecured Claims

a. Claims in Class: Class 5 consists of all General Unsecured Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of General Unsecured Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed General Unsecured Claim shall have its Claim Reinstated.

6.	Class 6 — JPM L/C Facility Claims

a. Claims in Class: Class 6 consists of JPM L/C Facility Claims in the amount of the aggregate face amount outstanding on the Petition Date, approximately $350 million. To the extent of cash collateral held by JPM on the Petition Date, approximately $100 million, this Claim is secured; otherwise it is unsecured.

b. Treatment: The legal, equitable and contractual rights of holders of JPM L/C Facility Claims are Impaired by the Plan.

(A) If Class 6 JPM L/C Facility Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall provide JPM with cash collateral on account of all outstanding undrawn letters of credit issued under the JPM L/C Facility in the percentages specified in the JPM L/C Facility Agreement generally and no less than 103% of the face amount of such outstanding undrawn letters of credit and JPM may apply such cash collateral to any subsequently arising reimbursement obligations under the JPM L/C Facility Agreement (the “Cash Collateralization”). All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. In addition to the release provided in Article XIII.H.1 of the Plan and in the Confirmation Order, upon the Effective Date each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility and JPM and/or any other lender(s) under the JPM L/C Facility shall execute a mutual release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

(B) If Class 6 JPM L/C Facility Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, (i) Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I herein. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I herein.

7.	Class 7 — Canadian Senior Unsecured Note Claims

a. Claims in Class: Class 7 consists of Canadian Senior Unsecured Note Claims in the Allowed amount of approximately $2,188 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment: The legal, equitable, and contractual rights of holders of Canadian Senior Unsecured Note Claims are Impaired by the Plan.

(A) If Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), as set forth more fully in Article IV.A herein. The Intercompany Notes shall be modified to extend the maturity dates thereunder to correspond with the maturity dates of the Series B Notes and shall not be further modified other than as required to effectuate the transactions contemplated by the Plan without the consent of a majority in aggregate principal amount of the holders of the Series B Notes then outstanding; provided however that without such consent, the Intercompany Notes may be amended in a manner that does not adversely affect the holders of Series B Notes, and the CIT Leasing Support Agreements shall remain in place and in effect through such extended maturity dates of the Intercompany Notes. As of the Effective Date, the CIT Leasing Support Agreements shall be secured by a security interest granted by C.I.T. Leasing Corporation in favor of Delaware Funding, and any modifications to the CIT Leasing Support Agreements shall be filed as a Plan Supplement; provided however that the CIT Leasing Support Agreements shall not further be modified without the consent of a majority in aggregate principal amount of the holders of the Series B Notes then outstanding; provided further however that without such consent the CIT Leasing Support Agreements may be amended in a manner that does not adversely affect the holders of the Series B Notes. Delaware Funding’s security interest will be on substantially the same collateral securing the Series A Notes and the Series B Notes. Pursuant to the intercreditor arrangements between the collateral agent under the Series A Notes, the collateral agent under the Series B Notes and Delaware Funding, Delaware Funding will agree not to exercise any remedies with respect to such security interest without the consent of the collateral agent under the Series B Notes. The Debtors shall file the amended Intercompany Notes and any security agreement evidencing the securitization of C.I.T. Leasing Corporation’s obligations under the CIT Leasing Support Agreements as Plan Supplements. On and after the Effective Date, those holders of Canadian Senior Unsecured Note Claims voting to accept the Plan (i) shall be deemed to withdraw the Canadian Senior Unsecured Note Litigation and any other action(s) pending against Delaware Funding as well as its directors and officers in which such holders are participants, (ii) shall forbear from participating, directly or indirectly, in any action brought by noteholders or debtholders against CIT Group Inc., Delaware Funding or their directors and officers and (iii) shall turnover any proceeds received by such holders as a result of or arising from any subsequent litigation against CIT Group Inc., Delaware Funding or their directors and officers based on the causes of action asserted in the Canadian Senior Unsecured Note Litigation. Holders of Canadian Senior Unsecured Note Claims shall have until the Extended Canadian Senior Unsecured Note Claims Voting Deadline to vote to accept or reject the Plan; provided however that those certain holders of Canadian Senior Unsecured Note Claims that have entered into the agreement in principle with the Debtors to support the Plan shall vote on or before the Voting Deadline.

(B) If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) (a) 6.16% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (b) 6.26% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (c) 6.77% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (d) 6.77% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (i) and (ii) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc., as set forth more fully in Article IV.A herein.

(C) If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however, that:

(i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and

(ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate such holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Note Indentures.

8.	Class 8 — Long-Dated Senior Unsecured Note Claims

a. Claims in Class: Class 8 consists of Long-Dated Senior Unsecured Note Claims in the Allowed amount of approximately $1,189 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal amount of Allowed Long-Dated Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Long-Dated Senior Unsecured Notes, an equivalent U.S.-dollar principal amount of each such series of Long-Dated Senior Unsecured Notes will be determined by multiplying the principal amount of such Long-Dated Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Long-Dated Senior Unsecured Note Exchange per $1,000 principal amount of Long-Dated Senior Unsecured Notes so exchanged.

b. Treatment:

(A) Each Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8A and on, or as soon as reasonably practicable after, the Effective Date, such holder of an Allowed Long-Dated Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.59% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.65% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.95% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.95% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.35% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.40% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.68% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.68% of New Common Interests, as set forth more fully in Article IV.B herein.

(B) Each Non-Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8B and the legal, equitable, and contractual rights of the holders of the Non-Electing Long-Dated Senior Unsecured Note Claims are Unimpaired by the Plan and such holders shall have their Claims Reinstated.

(C) Only Electing Long-Dated Senior Unsecured Note Claims Holders shall receive the treatment specified in Article III.G.8.b.A herein.

9.	Class 9 — Senior Unsecured Note Claims

a. Claims in Class: Class 9 consists of Senior Unsecured Note Claims in the Allowed amount of approximately $25,504 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal amount of Allowed Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Senior Unsecured Notes, an equivalent U.S.-dollar principal amount of each such series of Senior Unsecured Notes will be determined by multiplying the principal amount of such Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H. 10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Senior Unsecured Note Exchange per $1,000 principal amount of Senior Unsecured Notes so exchanged.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Note Claims are Impaired by the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which

Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.07% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.29% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.69% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.69% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 71.85% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 72.98% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 78.96% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 78.96% of New Common Interests, as set forth more fully in Article IV.C herein.

10.	Class 10 — Senior Unsecured Term Loan Claims

a. Claims in Class: Class 10 consists of Senior Unsecured Term Loan Claims in the Allowed amount of approximately $321 million, which constitutes principal plus accrued but unpaid prepetition interest. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Debtors reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Term Loan Claims are Impaired by the Plan.

(A) If Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) (a) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes or (b) Series A Notes, each (a) and (b) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), at each such holder’s election, and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests, as set forth more fully in Article IV.D herein.

(B) If Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests,

(3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests, as set forth more fully in Article IV.D herein.

11.	Class 11 — Senior Unsecured Credit Agreement Claims

a. Claims in Class: Class 11 consists of Senior Unsecured Credit Agreement Claims in the Allowed amount of approximately $3,101 million, which constitutes principal plus accrued but unpaid prepetition interest. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Debtors reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Credit Agreement Claims are Impaired by the Plan.

(A) If Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (a) (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes or (ii) Series A Notes, each (i) and (ii) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), at each such holder’s election, and (b) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.37% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.52% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.30% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.30% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.74% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.88% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.60% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.60% of New Common Interests, as set forth more fully in Article IV.E herein.

(B) If Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.37% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.52% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.30% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.30% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.74% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.88% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.60% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.60% of New Common Interests as set forth more fully in Article IV.E herein.

12.	Class 12 — Senior Subordinated Note Claims

a. Claims in Class: Class 12 consists of Senior Subordinated Note Claims in the Allowed amount of approximately $1,200 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Subordinated Note Claims are Impaired under the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i) (A) 7.50% of New Common Interests if Class 7 and Class 13 vote to accept the Plan, (B) 7.56% of New Common Interests in Class 7 votes to accept the Plan and Class 13 does not vote to accept the Plan, (C) 7.50% of New Common Interests if Class 7 does not vote to accept the Plan and Class 13 votes to accept the Plan, and (D) 7.56% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan; provided, that Class 12 votes to accept the Plan; provided, further, however, that in the event that Class 12 does not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, as set forth more fully in Article IV.F and Article IV.H herein.

13.	Class 13 — Junior Subordinated Note Claims

a. Claims in Class: Class 13 consists of Junior Subordinated Note Claims in the Allowed amount of approximately $779 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment: The legal, equitable, and contractual rights of holders of Junior Subordinated Note Claims are Impaired under the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 1.50% of New Common Interests if Class 7 and Class 12 vote to accept the Plan or (b) 1.50% of New Common Interests if Class 7 does not vote to accept the Plan and Class 12 votes to accept the Plan; provided, that Class 12 and 13 vote to accept the Plan; provided, further, however, that if Class 12 and Class 13 do not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, as set forth more fully in Article IV.G and IV.H herein.

14.	Class 14 — Subordinated 510(b) Claims

a. Claims in Class: Class 14 consists of Subordinated 510(b) Claims.

b. Treatment: The legal, equitable and contractual rights of holders of Subordinated 5 10(b) claims are impaired under the Plan. The holders of Subordinated 5 10(b) Claims shall not receive or retain any property under the Plan on account of such Subordinated 5 10(b) Claims.

15.	Class 15 — Old Preferred Interests

a. Interests in Class: Class 15 consists of all Old Preferred Interests.

b. Treatment: The legal, equitable, and contractual rights of holders of Old Preferred Interests are Impaired under the Plan. On the Effective Date, all Old Preferred Interests shall be cancelled, terminated and extinguished. However, each holder of an Old Preferred Interest shall receive Contingent Value Rights, as set forth more fully in Article IV.H herein.

16.	Class 16 — Old Common Interests

a. Interests in Class: Class 16 consists of all Old Common Interests.

b. Treatment: The legal, equitable and contractual rights of the holders of Old Common Interests are Impaired by the Plan. On the Effective Date, all Old Common Interests shall be cancelled, terminated and extinguished.

17.	Class 17 — Old Delaware Funding Interests

a. Interests in Class: Class 17 consists of all Old Delaware Funding Interests.

b. Treatment: In the event that (i) the holders of at least two-thirds in amount of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code, the Old Delaware Funding Interests shall be Reinstated.

18.	Class 18 — Other Equity Interests (if any)

a. Interests in Class: Class 18 consists of all Other Equity Interests.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Equity Interests (if any) are Impaired by the Plan. On the Effective Date, all Other Equity Interests shall be terminated, cancelled and extinguished and each holder of Other Equity Interests shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Other Equity Interests.

H.	Allowed Claims

Notwithstanding any provision herein to the contrary, the Debtors and/or the Reorganized Debtors shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim.

I.	Postpetition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in an order of the Bankruptcy Court or required by the Bankruptcy Code, no holder of a Claim shall be entitled to or receive Postpetition Interest.

J.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, nothing shall affect the Debtors’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claim (including Claims that are Allowed pursuant to the Plan), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims, and the Debtors’ failure to object to such Claims in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or defend against such Claims in (i) any appropriate non-bankruptcy forum as if such Chapter 11 Cases had not been commenced or (ii) the Bankruptcy Court (such forum to be selected at the Debtors’ option).

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Allocation To Holders Of Canadian Senior Unsecured Note Claims

If Class 7 Canadian Senior Unsecured Note Claims vote to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Canadian Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Canadian Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Canadian Senior Unsecured Notes, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions (collectively, “Liens”), and any promissory notes or other evidence of indebtedness payable to each such holder of a Canadian Senior Unsecured Note Claim under any Canadian Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Canadian Senior Unsecured Notes held by each holder of a Canadian Senior Unsecured Note Claim (the “Canadian Senior Unsecured Note Exchange”), on account of the approximately $2,188 million Allowed Canadian Senior Unsecured Note Claims, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), in full settlement and satisfaction of any Claims held by such holder of an Allowed Canadian Senior Unsecured Note Claim. Following the Canadian Senior Unsecured Note Exchange, all Canadian Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. The Intercompany Notes shall be modified to extend the maturity dates thereunder to correspond with the maturity dates of the Series B Notes and shall not be further modified other than as required to effectuate the transactions contemplated by the Plan without the consent of a majority in aggregate principal amount of the holders of the Series B Notes then outstanding, provided however that without such consent, the Intercompany Notes may be amended in a manner that does not adversely affect the holders of Series B Notes, and the CIT Leasing Support Agreements shall remain in place and in effect through such extended maturity dates of the Intercompany Notes. As of the Effective Date, the CIT Leasing Support Agreements shall be secured by a security interest granted by C.I.T. Leasing Corporation in favor of Delaware Funding, and any modifications to the CIT Leasing Support Agreements shall be filed as a Plan Supplement. Delaware Funding’s security interest will be on substantially the same collateral securing the Series A Notes; provided however that the CIT Leasing Support Agreements shall not further be modified without the consent of a majority in aggregate principal amount of the holders of the Series B Notes then outstanding; provided further however that without such consent the CIT Leasing Support Agreements may be amended in a manner that does not adversely effect the holders of the Series B Notes. Pursuant to the intercreditor arrangements between the collateral agent under the Series A Notes, the collateral agent under the Series B Notes and Delaware Funding, Delaware Funding will agree not to exercise any remedies with respect to such security interest without the consent of the collateral agent under the Series B Notes. The Debtors shall file the amended Intercompany Notes and any security agreement evidencing the securitization of C.I.T. Leasing Corporation’s obligations under the CIT Leasing Support Agreements as Plan Supplements. On and after the Effective Date, those holders of Canadian Senior Unsecured Note Claims voting to accept the Plan (i) shall be deemed to withdraw the Canadian Senior Unsecured Note Litigation and any other action(s) pending against Delaware Funding as well as its directors and officers in which such holders are participants, (ii) shall forbear from participating, directly or indirectly, in any action brought by noteholders or debtholders against CIT Group Inc., Delaware Funding or their directors and officers and (iii) shall turnover any proceeds received by such holders as a result of or arising from any subsequent litigation against CIT Group Inc., Delaware Funding or their directors and officers based on the causes of action asserted in the Canadian Senior Unsecured Note Litigation. Holders of Canadian Senior Unsecured Note Claims shall have until the Extended Canadian Senior Unsecured Note Claims Voting Deadline to vote to accept or reject the Plan; provided however that those certain holders of Canadian Senior Unsecured Note Claims that have entered into the agreement in principle with the Debtors to support the Plan shall vote on or before the Voting Deadline.

If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (a) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (b) (i) 6.16% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (ii) 6.26% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (iii) 6.77% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (iv) 6.77% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to

30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (a) and (b) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc.

If Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan and the Plan is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however that: (i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and (ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate such holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Note Indentures.

B.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Long-Dated Senior Unsecured Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Long-Dated Senior Unsecured Note Claim or the Reorganized Debtors, each Electing Long- Dated Senior Unsecured Note Claims Holder shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Long-Dated Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Long-Dated Senior Unsecured Note Claim under any Long-Dated Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Long-Dated Senior Unsecured Notes held by each holder of a Long-Dated Senior Unsecured Note Claim (the “Long-Dated Senior Unsecured Note Exchange”), on account of such Electing Long-Dated Senior Unsecured Note Claims Holders’ Allowed Long-Dated Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.59% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.65% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.95% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.95% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.35% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.40% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.68% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.68% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Long-Dated Senior Unsecured Note Claim. Following the Long-Dated Senior Unsecured Note Exchange, all Long-Dated Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

C.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Note Claim under any Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Notes held by each holder of a Senior Unsecured Note Claim (the “Senior Unsecured Note Exchange”), on account of the approximately $25,504 million Allowed Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.07% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.29% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.69% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.69% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 71.85% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 72.98% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 78.96% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 78.96% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Note Claim. Following the Senior Unsecured Note Exchange, all Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

D.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Term Loan Claims

Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Term Loan Claim or the Reorganized Debtors, each holder of a Senior Unsecured Term Loan Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Term Loans, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Term Loan Claim under any Senior Unsecured Term Loans shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Term Loans held by each holder of a Senior Unsecured Term Loan Claim (the “Senior Unsecured Term Loan Exchange”), on account of the approximately $321 million Allowed Senior Unsecured Term Loan Claims (a) if Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) (A) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes or (B) Series A Notes, each (A) and (B) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), at each such holder’s election, and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests or (b) if Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Term Loan Exchange, all Senior Unsecured Term Loans transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

E.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Credit Agreement Claims

Claims in Classes 10 and 11 are pari passu, and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Credit Agreement Claim or the Reorganized Debtors, each holder of a Senior Unsecured Credit Agreement Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Credit Agreements, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Credit Agreement Claim under any Senior Unsecured Credit Agreements shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Credit Agreements held by each holder of a Senior Unsecured Credit Agreement Claim (the “Senior Unsecured Credit Agreement Exchange”), on account of the approximately $3,101 million Allowed Senior Unsecured Credit Agreement Claims (a) if Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) (A) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes or (B) Series A Notes, each (A) and (B) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), at each such holder’s election, and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.37% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.52% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.30% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.30% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.74% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.88% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan,

9.60% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.60% of New Common Interests or (b) if Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 9.37% of New Common Interests , (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.52% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.30% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 10.30% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 8.74% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.88% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.60% of New Common Interests, and (D) if neither Class 12 nor Class 13 votes to accept the Plan, 9.60% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Credit Agreement Exchange, all Senior Unsecured Credit Agreements transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

F.	Issuance Of New Common Interests To Holders Of Senior Subordinated Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Subordinated Note Claim or the Reorganized Debtors, each holder of a Senior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Subordinated Note Claim under the Senior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Subordinated Notes held by each holder of a Senior Subordinated Note Claim (the “Senior Subordinated Notes Exchange”), on account of the approximately $1,200 million Allowed Senior Subordinated Note Claims each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i)(A) 7.50% of New Common Interests if Class 7 and Class 13 vote to accept the plan, (B) 7.56% of New Common Interests if Class 7 votes to accept the Plan and Class 13 does not vote to accept the Plan, (C) 7.50% of New Common Interests if Class 7 does not vote to accept the Plan and Class 13 Votes to accept the Plan, and (D) 7.56% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan; provided that Class 12 votes to accept the Plan; provided, further, however, that in the event that Class 12 does not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Subordinated Note Claim. Following the Senior Subordinated Notes Exchange, the Senior Subordinated Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

G.	Issuance Of New Common Interests To Holders Of Junior Subordinated Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Junior Subordinated Note Claim or the Reorganized Debtors, each holder of a Junior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Junior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Junior Subordinated Note Claim under the Junior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Junior Subordinated Notes held by each holder of a Junior Subordinated Note Claim (the “Junior Subordinated Notes Exchange” and together with the Canadian Senior Unsecured Note Exchange, the Long-Dated Senior Unsecured Note Exchange, the Senior Unsecured Note Exchange, the Senior Unsecured Term Loan Exchange, the Senior Unsecured Credit Agreement Exchange and the Senior Subordinated Notes Exchange, the “Exchanges”), on account of the approximately $779 million Allowed Junior Subordinated Note Claims each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 1.5% of New Common Interests if Class 7 and Class 12 vote to accept the Plan or (b) 1.5% of New Common Interests if Class 7 does not vote to accept the Plan and Class 12 votes to accept the Plan; provided that Class 13 votes to accept the Plan; provided, further, however, that if Class 12 and Class 13 do not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Junior Subordinated Note Claim. Following the Junior Subordinated Notes Exchange, the Junior Subordinated Notes acquired by the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

H.	Allocation Of Contingent Value Rights

On, or as soon as reasonably practicable after, the Effective Date and substantially contemporaneously with the Exchanges, the Reorganized Debtors shall allocate non-transferable contingent value rights (the “Contingent Value Rights” or “CVRs”) to (i) holders of Senior Subordinated Note Claims (the “Senior CVRs”) pro rata based on each such holder’s share of the aggregate amount of Senior Subordinated Note Claims, (ii) holders of Junior Subordinated Note Claims (the “Junior CVRs”) pro rata based on each such holder’s share of the aggregate amount of Junior Subordinated Note Claims, and (iii) holders of Old Preferred Interests (the “Preferred Stock CVRs”) pro rata based on each such holder’s share of the aggregate combined liquidation preference of the Old Preferred Interests, including accrued and unpaid dividends thereon to the Petition Date. The CVRs entitle holders of such Claims to a distribution under the Plan in the form of New Common Interests under certain circumstances, as described in more detail below.

1.	CVR Distributions

If, on the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities exceeds the Class 8-11 Par Recovery Amount (such excess, the “Class 8-11 Excess Value Amount”), the Disbursing Agent shall, as soon as reasonably practicable after the Measurement Date, distribute or caused to be distributed to holders of CVRs, New Common Interests in the following order of priority:

FIRST, pro rata to holders of Senior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (x) the Class 12 Par Recovery Amount over (y) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Senior Subordinated Note Claims in the Senior Subordinated Notes Exchange;

SECOND, if, following any distribution required to be made on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Junior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (A) the Class 13 Par Recovery Amount over (B) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Junior Subordinated Note Claims in the Junior Subordinated Notes Exchange; and

THIRD, if, following any distribution required to be made on account of Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Preferred Stock CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs and Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the Class 15 Par Recovery Amount.

There shall be no distribution on account of CVRs if, as of the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities is less than or equal to the Class 8-11 Par Recovery Amount.

2.	Termination

The CVRs shall terminate and cease to exist on the Measurement Date unless a distribution is required to be made on account of the CVRs, in which case the CVRs shall terminate and cease to exist on the date such distribution is made.

3.	Disbursing Agent

The Disbursing Agent shall determine, in the exercise of its reasonable good faith discretion after consultation with a financial advisor, the amount of any distribution of New Common Interests required to be made on account of CVRs pursuant to this Article IV.H, including without limitation, the anticipated impact on Fair Market Value as a result of any distribution of New Common Interests required to be made hereunder on account of CVRs. Each such determination by the Disbursing Agent shall be final and binding.

4.	Status and Availability of New Common Interests

Reorganized CIT shall at all times during which the CVRs remain outstanding reserve from its authorized capital a sufficient amount of New Common Interests to provide distributions in full to holders of CVRs pursuant to this Article IV.H. If, at any time prior to the time the CVRs terminate and cease to exist, Reorganized CIT’s authorized capital shall not be sufficient to permit distributions in full to holders of CVRs pursuant to this Article IV.H, Reorganized CIT will promptly take such corporate action as may be necessary to increase its authorized capital to such amount as shall be sufficient for such purposes.

Reorganized CIT shall take all such action as may be necessary to ensure that all New Common Interests distributed to holders of CVRs pursuant to this Article IV.H shall, at the time of distribution of such securities, be duly and validly authorized, fully paid and non-assessable.

5.	Agreements of CVR Holders

Each holder of CVRs, by receiving a distribution hereunder of such CVRs, shall automatically be deemed to consent and agree with the Reorganized Debtors and with each other holder of CVRs that: (i) the CVRs are subject to the terms, provisions and conditions of the Plan, including this Article IV.H; (ii) the CVRs will not be represented by any certificates and may not be transferred or assigned; (iii) the CVRs do not bear any stated rate of interest; and (iv) no holder of CVRs shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities of the Reorganized Debtors nor anything contained herein be construed to confer upon any holder of CVRs any of the rights of a stockholder of the Reorganized Debtors or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive subscription rights, or to exercise appraisal rights, or otherwise.

6.	Contingent Nature of CVRs

The CVRs represent the right to receive contingent distributions of value under the Plan in the form of New Common Interests as provided in this Article IV.H. Distributions on account of CVRs will be made only to the extent required by this Article IV.H and, if no such distributions are required to be made hereunder, the CVRs will terminate and cease to exist and holders thereof will receive no value on account of the CVRs.

I.  Letters of Credit Under JPM L/C Facility

JPM shall hold all cash collateral on hand as of the Petition Date until the Effective Date, including any retainers established for JPM counsel specified in any cash collateral agreements between CIT Group Inc. and JPM.

JPM and the Debtors shall honor any and all draws under the JPM L/C Facility in the ordinary course of business and pursuant to the terms of the JPM L/C Facility Agreement. In the event of any drawings, such drawings made after the Petition Date but before the Effective Date, under any letter of credit issued under the JPM L/C Facility (i) to the extent JPM holds cash collateral supporting such drawn letter of credit, JPM shall be authorized to apply such cash collateral to the reimbursement obligation and the Debtors and JPM shall stipulate, and the Debtors shall seek Bankruptcy Court approval of any such stipulation, to lift the automatic stay to allow JPM to so apply such cash collateral and (ii) to the extent no cash collateral supports such drawn letter of credit, CIT Group Inc. or a subsidiary of CIT Group Inc. in the case of letters of credit for which a subsidiary of CIT Group Inc. is a co-applicant or account party shall pay the reimbursement obligation under such drawn letter of credit in full or cause it to be paid when due, in accordance with the JPM L/C Facility Agreement. As part of such stipulation, if approved by the Bankruptcy Court, JPM shall forbear, as long as the Plan is consummated by one hundred fifty (150) days from the Petition Date, and CIT Group Inc. is fulfilling its obligations under such stipulation, from pursuing any non-Debtor applicant, account party or other third party for satisfaction of a reimbursement obligation under any letter of credit issued and drawn under the JPM L/C Facility; provided that the forgoing forbearance is entirely contractual and does not constitute any admission that the automatic stay imposed by Bankruptcy Code section 362 or any other law requires such forbearance, and neither the Debtors nor the Reorganized Debtors nor any of their affiliates shall seek entry of an order during the Chapter 11 Cases restraining JPM from so pursing any such person or entity. JPM will not terminate any unexpired outstanding letters of credit without consent of CIT Group Inc. and any beneficiary thereunder, provided that the foregoing shall not prevent JPM from issuing a notice of non-renewal on any evergreen letter of credit for which such renewal would cause the next renewal date to extend past the expiry of the facility on May 14, 2010.

If Class 6 JPM L/C Facility Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall provide JPM with the Cash Collateralization. All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. In addition to the release provided in Article XIII.H.1 of the Plan and in the Confirmation Order, upon the Effective Date each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility and JPM and/or any other lender(s) under the JPM L/C Facility shall execute a mutual release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

If Class 6 JPM L/C Facility Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, (i) Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement.

JPM shall provide CIT Group Inc. and Reorganized CIT with updated reports in accordance with existing procedures of the amount of letters of credit outstanding and drawings, if any, thereunder and JPM’s application of cash collateral against CIT Group Inc.’s and/or Reorganized CIT’s reimbursement obligations. To the extent that, due to letters of credit expiring undrawn, the amount of cash collateral held by JPM shall at any time exceed the amount(s) provided pursuant to the Cash Collateralization, JPM shall release any such excess cash collateral to CIT Group Inc. and/or Reorganized CIT upon written request from CIT Group Inc. and/or Reorganized CIT.

No letters of credit shall be issued, renewed, extended or amended under the JPM L/C Facility after the Petition Date.

J.  Exit Facility

On the Effective Date, the Reorganized Debtors shall (a) enter into the Exit Facility together with all guarantees evidencing obligations of the Reorganized Debtors thereunder and security documents, (b) execute such mortgages, certificates and other documentation and deliveries as the agent under the Exit Facility reasonably requests, and (c) deliver insurance and customary opinions (collectively, the documents in (a)-(c), the “Exit Facility Documents”), all of which such Exit Facility Documents shall be in form and substance satisfactory to the Exit Facility Lenders, and such documents and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Effective Date. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Facility and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Facility Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Facility.

K.  Continued Existence and Vesting of Assets in Reorganized Debtors

The Debtors shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law for the State of Delaware and pursuant to their certificate of incorporation and by laws and certificate of formation, or other governing documents, as amended and restated on the Effective Date. The Reorganized CIT Certificate of Incorporation, the Reorganized Delaware Funding Amendment to Certificate of Formation and the Reorganized Delaware Funding Amendment to Limited Liability Company Agreement are attached hereto as Exhibits A-1, A-2 and A-3, respectively.

Among other things, the Debtors’ existing certificates of incorporation or other governing documents, as applicable, shall be amended to include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code.

On and after the Effective Date, all property of the Estate, and all Litigation Claims, and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Interests and Liens except as otherwise expressly provided in the Plan. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay charges that they incur on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

L.  Cancellation of Interests and Agreements

On the Effective Date, except as otherwise expressly provided for in the Plan, (i) the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are Reinstated under this Plan, to the extent not already cancelled, shall be deemed cancelled, terminated and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person; provided, however, that notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be deemed to continue in effect solely to the extent necessary to (1) allow holders of such Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and/or Junior Subordinated Notes to receive distributions, if any, under the Plan and (2) allow the Disbursing Agents to make distributions under the Plan as provided herein, and (ii) the obligations of the Debtors under the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests shall be discharged.

M.  Board of Directors

CIT Group Inc.’s Board of Directors (the “Board”) (which as of the date of this Plan has ten (10) members) has determined that the appropriate size of the Board on and after the Effective Date would be thirteen (13) directors. At the request of and in cooperation with the Steering Committee, CIT Group Inc. has engaged Spencer Stuart, an internationally recognized director search firm, to assist the Nominating and Governance Committee of the Board (the “N&GC”) in identifying, interviewing and selecting candidates for the expanded Board and/or replacing members of the present Board who may determine to step down. Spencer Stuart will identify candidates who are independent of CIT Group Inc., not affiliated with, or representatives of, any of the members of the Steering Committee, and who possess the qualifications, skills and experience specified by the N&GC.

The Steering Committee will recommend to the N&GC candidates for the Board from among the qualified individuals identified by Spencer Stuart (the “Steering Committee Nominees”). The candidates that are approved by the N&GC will be reviewed with the Federal Reserve Bank of New York (the “Federal Reserve”) and, to the extent approved by the Federal Reserve, will be submitted to the full Board for consideration and appointment to the Board. Following the Effective Date, the Board will include five directors that were recommended to the N&GC by the Steering Committee. The Board will nominate a slate of at least 13 directors for election at the 2010 annual meeting of stockholders, which slate will not include more than five of the directors serving as of the date hereof.

N.  Certain Corporate Governance Matters

On and after the Effective Date, Reorganized CIT will use its commercially reasonable best efforts to hold its next annual meeting no later than May 31, 2010. CIT Group Inc. does not have a staggered or classified board and, accordingly, all directors of Reorganized CIT will be elected at the annual meeting. During the Chapter 11 Cases, CIT Group Inc. will not implement a stockholders’ rights plan other than (i) CIT Group Inc.’s August 12, 2009 tax benefits preservation plan or (ii) other actions CIT Group Inc. considers appropriate to preserve the benefit of net operating losses. CIT Group Inc. will not amend its certificate of incorporation during the Chapter 11 Cases to create a staggered or classified board. The Reorganized CIT Certificate of Incorporation will provide that the chairman of the board or secretary of Reorganized CIT shall call a special meeting of its stockholders at the request in writing of stockholders possessing at least 25% of the voting power of the issued and outstanding common stock of Reorganized CIT entitled to vote generally for the election of directors.

O.  Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain all of the Litigation Claims, and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims. The Debtors will file as a Plan Supplement a non-exclusive list of claims or causes of action that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their rights to modify such list to add or delete parties or causes of action, but disclaims any obligation to do so. The failure of the Debtors to specifically list any claim, right of action, suit or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

P.  Effectuating Documents; Further Transactions

The chairman of the board of directors, president, chief executive officer, chief financial officer or any other appropriate officer of the Debtors shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

Q.  Exemption from Certain Transfer Taxes

Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of debt and equity under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any contract, lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes (including, without limitation, stamp tax or similar taxes) to the fullest extent permitted by section 1146 of the Bankruptcy Code, and the appropriate state or local governmental officials or agents shall not collect any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

R.  Release of Liens

Except as otherwise expressly provided herein, in the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or, other security interests against the property of the Debtors or the Estate automatically shall be released, and the holders of such mortgages, deeds of trust, liens, or other security interests shall execute such documents as may be necessary or desirable to reflect or effectuate such releases.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

A.  Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of or in exchange for Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date. All Cash distributions shall be made from available Cash of the Reorganized Debtors. Any distribution under the Plan of property other than Cash shall be made by the Disbursing Agent in accordance with the terms of the Plan.

B.  Disbursing Agent(s)

The Disbursing Agent(s) shall make all distributions required under the Plan (subject to the provisions of Articles II, III and IV hereof); provided, however, that with respect to a holder of a Claim whose distribution is governed by an agent or other agreement which is administered by an indenture trustee, agent or servicer, such distributions shall be made at the direction of the appropriate agent or servicer, or shall be deposited with the appropriate agent or servicer, who shall then deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

Disbursing Agent(s) other than the Debtors, including any agent or servicer, shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

C.  Calculation of Distribution Amounts of New Common Interests and New Notes

No fractional shares of New Common Interests or fractional currencies of New Notes shall be issued or distributed under the Plan or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer. Each Person entitled to receive New Common Interests or New Notes (collectively, the “New Securities”) shall receive the total number of whole shares or currencies of New Securities to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a New Security, the Reorganized Debtors, or any Disbursing Agent, agent or servicer, shall allocate separately one whole share of New Common Interests or one whole currency of New Notes, as applicable, to such Person in order of the fractional portion of its entitlements, starting with the largest such fractional portion, until all remaining whole shares of New Common Interests or whole currencies of New Notes have been allocated. Upon the allocation of a whole share of New Common Interests or whole currency of New Notes to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Interests or currencies of New Notes which remain to be allocated, the Reorganized Debtors, or any Disbursing Agent, agent or servicer shall allocate the remaining whole shares of New Common Interests or whole currency of New Notes to such holders by random lot or such other impartial method as the Reorganized Debtors, or any Disbursing Agent, agent or servicer deems fair. Upon the allocation of all of the whole shares of New Common Interests or currencies of New Notes authorized under the Plan, all remaining fractional portions of the entitlements, if any, shall be cancelled and shall be of no further force and effect. No shares of New Common Interests or currencies of New Notes will be issued and no other property will be distributed under the Plan or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer on account of entitlements, if any, to a fractional share of New Common Interests or fraction of a currency of New Notes which fall below a threshold level to be determined by the Reorganized Debtors, or any Disbursing Agent, agent or servicer, after allocation of whole shares of New Common Interests or whole currencies of New Notes in respect of fractional entitlements as described above. Accordingly, a Person who otherwise would be entitled to receive a distribution of a fractional share of New Common Interests or fraction of a currency of New Notes will not receive any such distribution if the fractional share of New Common Interests or fractional currency of New Notes such Person was to receive falls below such threshold.

D.  Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (i) at each holder’s address set forth in the Debtors’ books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001 or (ii) at the address in any written notice of address change delivered to the Disbursing Agent, at the address set forth in the Disbursing Agent’s system. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Reorganized Debtors until such distributions are claimed. The Disbursing Agent shall deliver any non-deliverable New Common Interests and/or New Notes to the Reorganized Debtors no later than ten (10) Business Days following the first anniversary of the Effective Date. All claims for undeliverable distributions must be made within one year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Interests or New Notes held for distribution on account of such Claim shall be cancelled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to the Reorganized Debtors, to attempt to locate any holder of an Allowed Claim.

E.  Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, the Reorganized Debtors and the Disbursing Agent shall comply with all withholding, payment, and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding, payment, and reporting requirements. The Reorganized Debtors and the Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements. All amounts properly withheld from distributions of New Common Interests, New Notes, Contingent Value Rights, or New Common Interests distributed pursuant to the Contingent Value Rights, to a holder as required by applicable law and paid over to the applicable taxing authority for the account of such holder shall be treated as part of the distributions to such holder. All persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting, withholding, and payment of such taxes. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of New Common Interests, New Notes or Contingent Value Rights pursuant to the Plan, or a distribution of New Common Interests pursuant to the Contingent Value Rights, shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors and the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors’ and the Disbursing Agent’s satisfaction, established an exemption therefrom. Any New Common Interests, New Notes or Contingent Value Rights to be distributed pursuant to the Plan, or New Common Interests distributed pursuant to the Contingent Value Rights, shall, pending the implementation of such arrangements or the establishment of such an exemption, be treated as undeliverable pursuant to Article V.D of the Plan.

F.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for U.S. federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

G.	Setoffs

Except as provided in the Plan, the Debtors may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any claim that the Debtors may have against such holder; provided, further, however, that the Debtors shall not set off or offset against the Senior Credit Facility, the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes. Nothing herein shall be deemed to expand rights to setoff under applicable law.

H.	Surrender of Instruments or Securities

The Disbursing Agent(s) and/or any applicable broker or agent shall use reasonable best efforts to obtain the surrender of all certificates or instruments relating to the Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes to the Debtors, the Reorganized Debtors or the Disbursing Agent and shall execute such other documents as might be necessary to effectuate the Plan. The Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be marked as cancelled on and as of the Effective Date, regardless of whether the holder(s) of such Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Long- Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and Junior Subordinated Notes has surrendered its certificates and instruments.

Any holder of Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes who fails to surrender the applicable Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes required to be tendered under the Plan or fails to deliver an affidavit of loss or such other documents as might be required by the relevant trustee or agent, together with an indemnity in the customary form within one (1) year after the Effective Date shall have its Claim and its distribution pursuant to the Plan on account of such Canadian Senior Unsecured Note Claim (if Class 7 votes to accept the plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim or Junior Subordinated Note Claim discharged and forfeited and shall not participate in any distribution under the Plan. Any property in respect of such forfeited Claims would revert to the Reorganized Debtors.

I.	Lost, Stolen, Mutilated or Destroyed Securities or Instruments

In addition to any requirements under the Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes or any other applicable agreement, any holder of a Canadian Senior Unsecured Note (if Class 7 votes to accept the plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Canadian Senior Unsecured Note, Long-Dated Senior Unsecured Note, Senior Unsecured Note, Senior Unsecured Term Loan, Senior Unsecured Credit Agreement, Senior Subordinated Note or Junior Subordinated Note in accordance with Article V.H. hereof, deliver to the Reorganized Debtors or their agent: (i) evidence reasonably satisfactory to the Reorganized Debtors of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Reorganized Debtors to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim. Upon compliance with this Article V.I by a holder of a claim evidenced by a Canadian Senior Unsecured Note (if Class 7 votes to accept the plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument.

ARTICLE VI

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Resolution of Disputed Claims

Except as provided otherwise in the Plan or by order of the Bankruptcy Court, holders of Claims shall not be required to file proofs of Claim with the Bankruptcy Court. The amount and validity of any disputed, contingent and/or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that the Debtors reserve the right to file with the Bankruptcy Court, on or before the Claims Objection Deadline, an objection to any Claim. The Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

Any Claim successfully subordinated pursuant to Bankruptcy Code section 510(b) that is not otherwise included in Class 14 Subordinated 510(b) Claims shall be classified in that Class immediately below the Class in which such Claim was classified prior to subordination under Bankruptcy Code section 510(b).

In addition, the Debtors or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

B.	No Distribution Pending Allowance

No payments or distributions, if any contemplated by the Plan, will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution, if any, will be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, or the date upon which other final resolution has been reached to Allow such Claim, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled under the Plan. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every ninety (90) days.

D.	Reservation of Right to Object to Allowance or Asserted Priority of Claims

Nothing herein will waive, prejudice or otherwise affect the rights of the Debtors, the Reorganized Debtors or the holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim.

ARTICLE VII

TREATMENT OF CONTRACTS AND LEASES

A.	Assumed Contracts and Leases

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date the Debtors shall be deemed to have assumed each executory contract and unexpired lease to which a Debtor is a party unless such contract or lease (i) previously was assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to assume or reject filed on or before the Confirmation Date. The Debtors shall further be deemed to assume as of the Effective Date all indemnification obligations, whether arising by bylaws, other constituent documents or otherwise, to the Debtors’ directors and officers and all such indemnification obligations shall constitute assumed executory contracts. The Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which a Debtor is a party (except as provided in the preceding sentence). The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions described above as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

B.	Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan, issuance of the New Common Interests and/or New Notes under the Plan and/or any other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of the Debtors.

C.	Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

D.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by the Debtors, pursuant to the Plan or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the Debtors and their counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected, provided that any such Claims arising from the rejection of an unexpired lease of real property shall be subject to the cap on rejection damages imposed by Bankruptcy Code section 502(b)(6). Any Claims not served within such time periods will be forever barred from assertion against the Debtors, the Reorganized Debtors, the Estates and their property.

E.	Claims Based on Rejection of Employment Agreements

In the event that the Debtors determine to reject any employment agreements to which the Debtors are party, any rejection damages claims arising therefrom will be classified as Class 5 General Unsecured Claims and will likewise be Unimpaired, provided that the Debtors and/or the Reorganized Debtors pay such non- debtor party or parties to such rejected employment agreement(s) the one-year’s compensation under Bankruptcy Code section 502(b)(7) on account of any rejection damages claim(s).

F.	Compensation and Benefit Plans and Treatment of Retirement Plan

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan and subject to any limitations under applicable law, all of the Debtors’ programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VII.A of the Plan, and the Debtors’ obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtors of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

G.	Indemnification of Directors and Officers

The Debtors’ indemnification obligations in favor of their officers and directors contained in the certificates of incorporation and bylaws of the Debtors as of the Petition Date shall be included in the amended and restated certificate of incorporation, amended and restated certificate of formation and bylaws of the Reorganized Debtors. Unless otherwise required by applicable law, all Claims of the Debtors’ officers and directors for indemnity arising prior to the Petition Date (including the D&O Claims) shall be deemed to be Class 5 General Unsecured Claims hereunder, and all Claims of the Debtors’ officers and directors for indemnity arising on and after the Petition Date shall be deemed to be Administrative Claims hereunder.

ARTICLE VIII

SECURITIES TO BE ISSUED
IN CONNECTION WITH THE PLAN

A.	New Common Interests

On, or as soon as reasonably practicable after, the Effective Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Common Interests required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All stock issued by the Reorganized Debtors pursuant to the provisions of the Plan shall be deemed to be duly authorized and issued, fully paid and nonassessable. The terms of the New Common Interests are summarized in Exhibit B hereto.

B.	Exemption from Registration

The (i) offer by the Debtors and/or the Reorganized Debtors of the New Common Interests issued under the Plan shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to applicable securities law and (ii) sale and issuance by the Reorganized Debtors of such New Notes and New Common Interests shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

C.	New Notes

On, or as soon as reasonably practicable after, the Effective Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Notes required for distribution pursuant to the provisions hereof. All New Notes to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The terms of the New Notes are substantially set forth in the Offering Memorandum and Disclosure Statement and the amendment(s) and supplement(s) thereto.

ARTICLE IX

CONDITIONS PRECEDENT TO THE PLAN’S CONFIRMATION

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with the Plan:

(1) The Bankruptcy Court shall have approved the Disclosure Statement with respect to the Plan in form and substance reasonably satisfactory to the Debtors and the Steering Committee, which approval may be in the Confirmation Order.

(2) The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors and the Steering Committee.

ARTICLE X

CONDITIONS PRECEDENT TO EFFECTIVE DATE

A.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan:

(1) The Confirmation Order, in form and substance acceptable to the Debtors and the Steering Committee, confirming the Plan shall have been entered and must provide, among other things, that:

(a) the provisions of the Confirmation Order are nonseverable and mutually dependent;

(b) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignee notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

(c) except as expressly provided in the Plan or the Confirmation Order, the Debtors are discharged effective upon the Confirmation Date, subject to the occurrence of the Effective Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to the Plan, (b) any obligation the Debtors incurred before the Confirmation Date or (c) any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

(d) the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, and the Junior Subordinated Notes transferred and assigned to the Reorganized Debtors pursuant to the Plan shall be deemed cancelled, terminated and extinguished effective upon the Effective Date, except as otherwise provided in the Plan, and all Claims arising thereunder shall be deemed satisfied on the Effective Date in exchange for (i) New Notes issued by the Reorganized Debtors, (ii) New Common Interests issued by the Reorganized Debtors, and/or (iii) the Contingent Value Rights, as applicable;

(e) the Old Preferred Interests, the Old Common Interests and the Other Equity Interests shall be deemed cancelled, terminated and extinguished effective upon the Effective Date; and

(f) the Reorganized Debtors’ offer of New Common Interests and New Notes issued under the Plan is exempt from the registration requirements of the Securities Act pursuant to applicable securities law and the Reorganized Debtors’ issuance and sale of such New Common Interests and New Notes under the Plan are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

(2) The Confirmation Order shall have become a Final Order and shall not be the subject of an unresolved request for revocation under section 1144 of the Bankruptcy Code.

(3) The Reorganized CIT Certificate of Incorporation, the Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation and the Reorganized Delaware Funding Amendment to Limited Liability Company Agreement in form and substance reasonably satisfactory to the Debtors and the Steering Committee shall have been executed.

(4) The Exchanges shall have been consummated and all documents to be executed in connection therewith shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.

(5) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of New Notes and other documentation necessary to effectuate the Plan (including, without limitation, any material refinancings, modifications or amendments to any subsidiary level financing, conduits or securitizations) in form and substance reasonably satisfactory to the Steering Committee.

(6) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Interests in form and substance reasonably satisfactory to the Steering Committee.

(7) All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

(8) All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

(9) Nomination of the Steering Committee Nominees to the N&GC.

B.	Waiver of Conditions

Each of the conditions (other than entry of orders) set forth in Articles IX and X.A above may be waived in whole or in part by the Debtors with the consent of the Steering Committee, not to be unreasonably withheld, conditioned or delayed, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or the Steering Committee regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors or the Steering Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

ARTICLE XI

MODIFICATIONS AND AMENDMENTS

The Debtors may alter, amend or modify the Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of the Steering Committee which consent shall not be unreasonably withheld, conditioned or delayed. The Debtors reserve the right to include any amended exhibits or schedules in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XII

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the matters described under clause (a) below, as to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

(a) Determine any and all objections to the allowance of Claims;

(b) Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

(c) Hear and determine all Professional Fee Claims and other Administrative Claims;

(d) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which one or more of the Debtors is a party or with respect to which the Debtors may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

(e) Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to, the Chapter 11 Cases;

(f) Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan and all contracts, instruments and other agreements executed in connection with the Plan;

(h) Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

(i) Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation or enforcement of the Plan or the Confirmation Order;

(j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

(k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order (but excluding matters arising in connection with the Senior Credit Facility, the New Notes, the New Common Interests and the Exit Facility);

(l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(m) Recover all assets of the Debtors and property of the Debtors’ Estate, wherever located;

(n) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(o) Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under or not inconsistent with, provisions of the Bankruptcy Code; and

(q) Enter a final decree closing the Chapter 11 Cases.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A.	Corporate Action

Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the interest holders, managers or directors of the Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable limited liability company or general corporation law of the State of Delaware without any requirement of further action by the interest holders or directors of the Debtors.

B.	Professional Fee Claims

All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Effective Date must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than twenty-five (25) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtors may pay charges that they incur on and after the Effective Date for Professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court.

C.	Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

D.	Confirmation of Plan for Single Debtor

The Plan constitutes a separate plan of reorganization for each of CIT Group Inc. and Delaware Funding. In the event that the Plan cannot be confirmed with respect to one of the Debtors, the Plan may nonetheless be confirmed with respect to the other Debtor at the request of such other Debtor.

E.	Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

F.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

G.	Discharge of Claims and Termination of Interests

Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests (other than those Claims and Interests that are Unimpaired under this Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Upon the Effective Date, each of the Debtors and the Reorganized Debtors shall be deemed discharged and released under section 1141(d)(1) of the Bankruptcy Code from any and all Claims and Interests (other than those Claims and Interests that are not Impaired under this Plan), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the Old Preferred Interests, the Old Common Interests and the Other Equity Interests (if any) shall be cancelled, terminated and extinguished.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the discharge set forth in this Article XIII.G.

H.	Releases

1.	Releases by the Debtors

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, their Estates and the Reorganized Debtors, and any Person seeking to assert claims or exercise rights of any of the foregoing, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date, including, to the extent the underlying claims and causes of action are property of Delaware

Funding’s Estate, the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation, in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Offering Memorandum, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors, as of the Effective Date against (i) the Debtors’ or the Debtors’ subsidiaries’ members, members of boards of managers, directors and officers (acting in such capacity or as the Debtors’ agents or employees), employees, advisors, attorneys, agents or representatives, in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); (ii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers (acting in such capacity or as the Steering Committee’s agents or employees), employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of its successors or assigns (in each case acting in such capacity); and (iii) solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement, JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity), provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence, or intentional fraud, in each case as determined by a final order of a court of competent jurisdiction.

2.	Releases by Holders of Claims and Interests

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim that affirmatively votes in favor of the Plan shall have agreed, solely in its capacity as the holder of such Claim, to forever release, waive and discharge all claims, defenses, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than Unimpaired Claims, claims relating to Unimpaired Claims, and the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) and including the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation against any and all present or future defendants named in the Canadian Senior Unsecured Notes Litigation, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ prepetition restructuring efforts, the Offering Memorandum, the Plan, the Disclosure Statement, or the JPM L/C Facility or the JPM L/C Facility Agreement, against: (i) the Debtors and the Reorganized Debtors and their respective subsidiaries; (ii) the Debtors’ and their subsidiaries’ members, members of boards of managers, directors and employees, advisors, attorneys, agents or representatives, officers (acting in such capacity or as the Debtors’ agents or employees) in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); and (iii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers, employees, advisors, attorneys, agents or representatives (acting in such capacity or as the Steering Committee’s agents or employees), or any of its successors or assigns (in each case acting in such capacity), each as of the Effective Date, provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence or intentional fraud, in each case as determined by a final order of a court of competent jurisdiction. For the avoidance of doubt, nothing herein shall release any non-Debtor party from any contractual obligations.

I.	Injunction

Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, subject to the occurrence of the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in each case in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Article XIII.I.

J.	Exculpation and Limitation of Liability

The Reorganized Debtors, the Debtors, the Estate, their subsidiaries, any Committee, the Steering Committee and any and all of their respective current or former members, officers, directors, members of boards of managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, gross negligence or intentional fraud as determined by a final order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Cases and the Plan.

Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Debtors, their Estates, their subsidiaries, any Committee, the Steering Committee or any of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction.

K.	Enforcement of Subordination

The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, if any, whether arising by contract, under general principles of equitable subordination, sections 510 or 1129(b) (2) of the Bankruptcy Code, or otherwise. All holders in any Class that votes to accept the Plan shall have been deemed to have waived all such subordination rights and shall be permanently enjoined and estopped from enforcing such subordination rights. To the extent that any such rights have not otherwise been expressly taken into account by the Plan, all such rights are not waived and are hereby expressly reserved.

L.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

M.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases.

N.	Revocation, Withdrawal or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (ii) nothing contained in the Plan, and no acts taken in preparation for consummation of or statements made in the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person. If this Plan is not confirmed, then the treatment of the Claims under this Plan (a) shall not be deemed an admission of any kind by the holders of the Claims or a waiver of any rights or claims by the holders of the Claims, and (b) shall have no collateral estoppel, presumptive or evidentiary effect of any kind in any other matter or proceeding in this Chapter 11 Cases or in any Chapter 7 proceedings with respect to the Debtors.

O.	Committees

On the Effective Date, the duties of any Committee (if appointed) shall terminate, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Effective Date.

P.	Plan Supplement

Any and all exhibits, lists or schedules referred to herein but not filed with the Plan, including the New Notes Indenture, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIII.Q hereof.

Q.	Notices to Debtors, the Steering Committee

Any notice, request or demand required or permitted to be made or provided under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(1) IF TO THE DEBTORS:

CIT Group Inc.
Corporate Legal
One CIT Drive
Livingston, NJ 07041
Attn: Robert Ingato
Facsimile: 973-740-5264

with copies to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Attn: Gregg M. Galardi, Esq.
Facsimile: 302-651-3001

or if by hand or courier:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
10th & King Streets
7th Floor
Wilmington, DE 19801
Attn: Gregg M. Galardi, Esq.
Facsimile: 302-651-3001

with copies to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
Attn: Chris L. Dickerson, Esq.
Facsimile: 312-407-0411

(2) IF TO THE STEERING COMMITTEE:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019
Attn: Andrew N. Rosenberg, Esq.
Attn: Alice Belisle Eaton, Esq.
Facsimile: 212-757-3990

R.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents and instruments executed in connection with the Plan, the laws of the State of Delaware shall govern the construction and implementation of such agreements, documents and instruments, and (iii) the laws of the state of incorporation, organization or formation of the Debtors shall govern corporate governance matters with respect to the Debtors, in each case without giving effect to the principles of conflicts of law thereof.

S.	Prepayment

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

T.	Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan.

Dated: New York, New York
October 23, 2009

By:
Its:

Debtor and Debtor in Possession

/s/
By:
Its:

Debtor and Debtor in Possession

Gregg M. Galardi, Esq.
J. Gregory St. Clair, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000

— and —

Chris L. Dickerson, Esq.
Jessica Kumar, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Proposed Counsel for the Debtors and Debtors in Possession

EXHIBIT A-1

TO

SECOND AMENDED PREPACKAGED REORGANIZATION PLAN

OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

REORGANIZED CIT CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CIT GROUP INC.

Pursuant to Sections 242 and 303 of the General
Corporation Law of the State of Delaware

CIT Group Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: A new Article ELEVENTH is hereby added to the Corporation’s Second Restated Certificate of Incorporation which shall read in its entirety as set forth below:

“ELEVENTH: The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”), as in effect on the effective date of the First Amended Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Prepackaged Plan”).”

SECOND: Article SEVENTH (c) is hereby amended to read in its entirety as set forth below:

“(c) Unless otherwise prescribed by law of this Certificate of Incorporation, special meetings of stockholders of the Corporation may be called at any by (i) the Chairman of the Board of Directors or secretary of the Corporation at the request in writing of stockholders holding at least 25% of the voting power of the issued and outstanding common stock of the Corporation entitled to vote generally for the election of directors or (ii) by the Board of Directors in its discretion. Such a written request of stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any such special meeting called at the request of stockholders shall be limited to the purpose or purposes set forth in the written request of such stockholders.”

THIRD: The foregoing amendments were duly adopted in accordance with Sections 242 and 303 of the General Corporation Law of the State of Delaware, pursuant to the Prepackaged Plan. The Prepackaged Plan was confirmed by an order of the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”) on [          ], 2009. The Bankruptcy Court had jurisdiction of the proceeding for the reorganization of the Corporation under the Bankruptcy Code.

A-1-1

IN WITNESS WHEREOF, CIT Group Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this [     ] day of [     ], 2009.

CIT GROUP INC.

By:
Name:
Title: Authorized Person

A-1-2

EXHIBIT A-2

TO

SECOND AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

REORGANIZED DELAWARE FUNDING CERTIFICATE OF
AMENDMENT TO CERTIFICATE OF FORMATION

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CIT GROUP FUNDING COMPANY OF DELAWARE LLC

Pursuant to Sections 18-202 of the

Delaware Limited Liability Company Act

1. The name of the limited liability company is CIT Group Funding Company of Delaware LLC (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to add a new Article FIFTH thereto, which Article shall read in its entirety as set forth below:

“5. CIT Group Funding Company of Delaware LLC shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code as in effect as of the effective date of the Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware LLC.”

A-2-1

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this day of [          ], 2009.

CIT GROUP FUNDING COMPANY OF
DELAWARE LLC

By:
Name:
Title: Authorized Person

A-2-2

EXHIBIT A-3

TO

SECOND AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

REORGANIZED DELAWARE FUNDING
AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

AMENDMENT NO. 1 TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

THIS AMENDMENT NO. 1 (the “Amendment”) to the Limited Liability Company Agreement of CIT GROUP FUNDING COMPANY OF DELAWARE LLC (the “Company”), entered into by C.I.T. Leasing Corporation (the “Member”), as the sole member, dated as of December 31, 2007 (the “Agreement”), is made and entered into as of this [     ] day of [     ], 2009, by the Member. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Member desires to amend the Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Amendment to Section 8. Section 8 of the Agreement is hereby amended by amending and restating such section in its entirety so that, as amended and restated, it shall read as follows:

8. Powers.

(r) The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

(s) Notwithstanding anything in subsection (a) of this Section 8, the Company shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Bankruptcy Code as in effect as of the effective date (the “Effective Date”) of the Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Plan”).

2. Effect. From and after the date hereof, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

3. Ratification. Except as expressly modified by this Amendment, each term and provision of the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

[SIGNATURE PAGE FOLLOWS]

A-3-1

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the day and year first above written.

SOLE MEMBER:

C.I.T. LEASING CORPORATION

By:
Name:
Title:

A-3-2

EXHIBIT B

TO

SECOND AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

DESCRIPTION OF NEW COMMON INTERESTS

The principal terms of the New Common Interests to be issued by the Reorganized Debtors under the Plan shall be as follows:

Authorization:	800 million shares
Initial Issuance:	400 million shares
Par Value:	$.01 per share
Voting Rights:	One vote per share
Dividends:	Payable at the discretion of the board of directors of Reorganized CIT
Conversion Rights:	None
Splits and Adjustments:	Generally, arithmetic splits, combinations, etc., are proportionately treated
Restrictions on Transfer:	None (other than restrictions imposed by applicable state and federal securities laws)
Registration Rights:	None

EXHIBIT B-1

SCHEDULE 1

TO

SECOND AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP
INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

LIST OF SENIOR UNSECURED NOTES
(EXCLUDING 2015 HYBRID CONVERTIBLE/EQUITY NOTES)

Outstanding
Title	Principal Amount	CUSIP/ISIN

6.875% Notes due November 1, 2009	USD 300,000,000	12560PCL3
4.125% Notes due November 3, 2009	USD 500,000,000	125581AM0
3.85% Notes due November 15, 2009	USD 1,959,000	12557WJP7
4.63% Notes due November 15, 2009	USD 1,349,000	12557WLV1
5.05% Notes due November 15, 2009	USD 2,800,000	12557WPC9
5.00% Notes due November 15, 2009	USD 4,217,000	12557WB26
5.00% Notes due November 15, 2009	USD 5,083,000	12557WB59
5.00% Notes due November 15, 2009	USD 6,146,000	12557WB83
3.95% Notes due December 15, 2009	USD 3,314,000	12557WJV4
4.80% Notes due December 15, 2009	USD 2,073,000	12557WMB4
4.70% Notes due December 15, 2009	USD 285,000	12557WPL9
4.85% Notes due December 15, 2009	USD 582,000	12557WPU9
6.25% Notes due December 15, 2009	USD 63,703,000	12557WSJ1
6.50% Notes due December 15, 2009	USD 40,994,000	12557WSM4
Floating Rate Notes due December 21, 2009	USD 113,000,000	12560PDL2
4.25% Notes due February 1, 2010	USD 750,000,000	125581AQ1
4.05% Notes due February 15, 2010	USD 4,172,000	12557WKE0
5.15% Notes due February 15, 2010	USD 1,918,000	12557WQC8
5.05% Notes due February 15, 2010	USD 1,497,000	12557WQL8
6.50% Notes due February 15, 2010	USD 58,219,000	12557WSX0
6.25% Notes due February 15, 2010	USD 44,138,000	12557WTE1
Floating Rate Notes due March 1, 2010	CHF 100,000,000	CH00293 82659
2.75% Notes due March 1, 2010	CHF 50,000,000	CH0029407191
Floating Rate Notes due March 12, 2010	USD 1,000,000,000	125581CX4
4.30% Notes due March 15, 2010	USD 1,822,000	12557WKL4
5.05% Notes due March 15, 2010	USD 4,241,000	12557WMH1
5.15% Notes due March 15, 2010	USD 6,375,000	12557WMP3
4.90% Notes due March 15, 2010	USD 297,000	12557WQU8
4.85% Notes due March 15, 2010	USD 784,000	12557WRC7
6.50% Notes due March 15, 2010	USD 33,677,000	12557WTL5
Floating Rate Notes due March 22, 2010	USD 150,000,000	12560PFN6
4.45% Notes due May 15, 2010	USD 3,980,000	12557WKS9
5.25% Notes due May 15, 2010	USD 2,414,000	12557WMV0
4.30% Notes due June 15, 2010	USD 1,013,000	12557WKX8
4.35% Notes due June 15, 2010	USD 1,419,000	12557WLE9
5.30% Notes due June 15, 2010	USD 2,622,000	12557WNB3
4.60% Notes due August 15, 2010	USD 1,131,000	12557WLL3

Schedule-1-1

Outstanding
Title	Principal Amount	CUSIP/ISIN

5.45% Notes due August 15, 2010	USD 11,920,000	12557WNH0
5.50% Notes due August 15, 2010	USD 1,511,000	12557WA92
4.25% Notes due September 15, 2010	USD 295,000	12557WLS8
5.25% Notes due September 15, 2010	USD 11,403,000	12557WNR8
5.20% Notes due November 3, 2010	USD 500,000,000	125577AS5
Floating Rate Notes due November 3, 2010	USD 474,000,000	125577AT3
5.05% Notes due November 15, 2010	USD 9,054,000	12557WLY5
5.25% Notes due November 15, 2010	USD 6,349,000	12557WNZ0
5.25% Notes due November 15, 2010	USD 12,292,000	12557WC33
5.25% Notes due November 15, 2010	USD 1,686,000	12557WC74
4.75% Notes due December 15, 2010	USD 750,000,000	12560PDB4
5.00% Notes due December 15, 2010	USD 5,842,000	12557WME8
5.05% Notes due December 15, 2010	USD 5,926,000	12557WPH8
4.90% Notes due December 15, 2010	USD 3,188,000	12557WPR6
5.25% Notes due December 15, 2010	USD 807,000	12557WSE2
6.50% Notes due December 15, 2010	USD 12,177,000	12557WSR3
6.50% Notes due January 15, 2011	USD 17,752,000	12557WSV4
4.72% Notes due February 10, 2011	CAD 400,000,000	125581AU2
5.15% Notes due February 15, 2011	USD 2,158,000	12557WPZ8
5.15% Notes due February 15, 2011	USD 1,458,000	12557WQH7
6.60% Notes due February 15, 2011	USD 25,229,000	12557WTB7
Floating Rate Notes due February 28, 2011(1)	GBP 70,000,000	XS0245933 121
5.05% Notes due March 15, 2011	USD 1,560,000	12557WML2
5.00% Notes due March 15, 2011	USD 1,001,000	12557WQR5
4.90% Notes due March 15, 2011	USD 806,000	12557WQZ7
5.00% Notes due March 15, 2011	USD 1,589,000	12557WRH6
6.75% Notes due March 15, 2011	USD 7,604,000	12557WTJ0
6.50% Notes due March 15, 2011	USD 6,187,000	12557WTQ4
5.15% Notes due April 15, 2011	USD 957,000	12557WMS7
Floating Rate Notes due April 27, 2011	USD 280,225,000	125581BA5
5.60% Notes due April 27, 2011	USD 750,000,000	125581AZ1
5.40% Notes due May 15, 2011	USD 1,283,000	12557WMY4
5.35% Notes due June 15, 2011	USD 558,000	12557WNE7
Floating Rate Notes due July 28, 2011	USD 669,500,000	125581BE7
5.80% Notes due July 28, 2001	USD 550,000,000	125581BF4
5.35% Notes due August 15, 2011	USD 2,254,000	12557WNM9
5.20% Notes due September 15, 2001	USD 2,685,000	12557WNV9
Floating Rate Notes due September 21, 2011(1)	GBP 40,000,000	XS0268935698
4.25% Notes due September 22, 2011(2)	EUR 750,000,000	XS0201605192
5.20% Notes due November 15, 2001	USD 7,392,000	12557WPD7
5.25% Notes due November 15, 2011	USD 4,427,000	12557WB34
5.25% Notes due November 15, 2011	USD 5,175,000	12557WB67
5.25% Notes due November 15, 2011	USD 4,944,000	12557WB91
Floating Rate Notes due November 30, 2011(1)	EUR 500,000,000	XS0275670965

Schedule-1-2

Outstanding
Title	Principal Amount	CUSIP/ISIN

4.85% Notes due December 15, 2011	USD 482,000	12557WPM7
5.00% Notes due December 15, 2011	USD 1,685,000	12557WPV7
5.40% Notes due February 13, 2012	USD 479,996,000	125581CT3
Floating Rate Notes due February 13, 2012	USD 654,250,000	125581CU0
5.25% Notes due February 15, 2012	USD 2,937,000	12557WQD6
5.15% Notes due February 15, 2012	USD 1,532,000	12557WQM6
7.25% Notes due February 15, 2012	USD 30,577,000	12557WSY8
7.00% Notes due February 15, 2012	USD 17,676,000	12557WTF8
5.00% Notes due March 15, 2012	USD 482,000	12557WQV6
5.00% Notes due March 15, 2012	USD 1,059,000	12557WRD5
7.25% Notes due March 15, 2012	USD 13,609,000	12557WTM3
7.75% Notes due April 2, 2012	USD 259,646,000	125581AB4
5.75% Notes due August 15, 2012	USD 466,000	12557WA68
3.80% Notes due November 14, 2012(1)	EUR 450,000,000	XS0234935434
5.50% Notes due November 15, 2012	USD 2,711,000	12557WC41
5.50% Notes due November 15, 2012	USD 1,381,000	12557WC82
7.63% Notes due November 30, 2012	USD 1,277,653,000	125577AZ9
5.50% Notes due December 15, 2012	USD 495,000	12557WSF9
7.00% Notes due December 15, 2012	USD 36,343,000	12557WSK8
7.25% Notes due December 15, 2012	USD 19,425,000	12557WSN2
7.30% Notes due December 15, 2012	USD 11,775,000	12557WSS1
Floating Rate Notes due December 21, 2012	USD 290,705,000	12560PEP2
6.15% Notes due January 15, 2013	USD 29,038,000	12557WAZ4
6.25% Notes due January 15, 2013	USD 62,461,000	12557WBC4
6.15% Notes due January 15, 2013	USD 52,560,000	12557WBF7
6.25% Notes due January 15, 2013	USD 53,967,000	12557WBJ9
7.50% Notes due January 15, 2013	USD 27,292,000	12557WSW2
6.25% Notes due February 15, 2013	USD 22,781,000	12557WBM2
6.20% Notes due February 15, 2013	USD 24,387,000	12557WBQ3
6.00% Notes due February 15, 2013	USD 22,368,000	12557WBT7
7.60% Notes due February 15, 2013	USD 23,615,000	12557WTC5
6.15% Notes due February 15, 2013	USD 23,318,000	12557WBW0
5.40% Notes due March 7, 2013	USD 483,516,000	125581AX6
7.75% Notes due March 15, 2013	USD 18,242,000	12557WTK7
7.90% Notes due March 15, 2013	USD 17,591,000	12557WTN1
7.25% Notes due March 15, 2013	USD 5,350,000	12557WTR2
6.00% Notes due March 15, 2013	USD 26,178,000	12557WBZ3
6.00% Notes due March 15, 2013	USD 27,547,000	12557WCC3
6.10% Notes due March 15, 2013	USD 27,499,000	12557WCF6
6.25% Notes due March 15, 2013	USD 26,121,000	12557WCJ8
6.15% Notes due April 15, 2013	USD 24,593,000	12557WCM1
6.15% Notes due April 15, 2013	USD 28,983,000	12557WCQ2
6.05% Notes due April 15, 2013	USD 19,386,000	12557WCT6
6.05% Notes due May 15, 2013	USD 44,494,000	12557WCW9

Schedule-1-3

Outstanding
Title	Principal Amount	CUSIP/ISIN

4.95% Notes due May 15, 2013	USD 9,133,000	12557WCZ2
4.95% Notes due May 15, 2013	USD 11,492,000	12557WDC2
4.88% Notes due June 15, 2013	USD 6,237,000	12557WDF5
4.85% Notes due June 15, 2013	USD 7,956,000	12557WDJ7
4.60% Notes due June 15, 2013	USD 9,421,000	12557WDM0
4.45% Notes due June 15, 2013	USD 5,051,000	12557WDQ1
Floating Rate Notes due June 20, 2013(1)	EUR 500,000,000	XS0258343564
5.05% Notes due July 15, 2013	USD 5,228,000	12557WEF4
4.65% Notes due July 15, 2013	USD 9,267,000	12557WDT5
4.75% Notes due July 15, 2013	USD 2,318,000	12557WDW8
5.00% Notes due July 15, 2013	USD 15,182,000	12557WDZ1
4.75% Notes due July 15, 2013	USD 5,779,000	12557WEC1
5.30% Notes due August 15, 2013	USD 7,479,000	12557WEJ6
5.50% Notes due August 15, 2013	USD 2,903,000	12557WEM9
5.50% Notes due August 15, 2013	USD 6,810,000	12557WEQ0
5.40% Notes due September 15, 2013	USD 2,445,000	12557WET4
5.50% Notes due September 15, 2013	USD 4,171,000	12557WEW7
5.25% Notes due September 15, 2013	USD 4,374,000	12557WEZ0
5.20% Notes due September 15, 2013	USD 4,378,000	12557WFC0
5.20% Notes due October 15, 2013	USD 5,497,000	12557WFF3
5.20% Notes due October 15, 2013	USD 8,130,000	12557WFJ5
5.25% Notes due October 15, 2013	USD 3,359,000	12557WFM8
5.30% Notes due November 15, 2013	USD 3,146,000	12557WFQ9
5.10% Notes due November 15, 2013	USD 7,480,000	12557WFT3
5.40% Notes due December 15, 2013	USD 5,783,000	12557WFW6
5.20% Notes due December 15, 2013	USD 7,241,000	12557WFZ9
5.10% Notes due January 15, 2014	USD 2,897,000	12557WGC9
4.85% Notes due January 15, 2014	USD 1,333,000	12557WGF2
5.00% Notes due February 13, 2014	USD 671,749,000	125581AH1
5.00% Notes due February 15, 2014	USD 5,957,000	12557WGJ4
4.90% Notes due February 15, 2014	USD 1,958,000	12557WGM7
7.85% Notes due February 15, 2014	USD 23,034,000	12557WSZ5
7.65% Notes due February 15, 2014	USD 10,897,000	12557WTG6
4.80% Notes due March 15, 2014	USD 4,492,000	12557WGQ8
4.60% Notes due March 15, 2014	USD 4,211,000	12557WGT2
7.85% Notes due March 15, 2014	USD 4,573,000	12557WTS0
4.80% Notes due April 15, 2014	USD 2,177,000	12557WGW5
5.10% Notes due April 15, 2014	USD 5,735,000	12557WGZ8
5.00% Notes due May 13, 2014(2)	EUR 463,405,000	XS0192461837
5.25% Notes due May 15, 2014	USD 4,898,000	12557WHC8
5.80% Notes due May 15, 2014	USD 11,357,000	12557WHF1
5.70% Notes due June 15, 2014	USD 8,890,000	12557WHJ3
5.75% Notes due June 15, 2014	USD 10,815,000	12557WHM6
5.75% Notes due June 15, 2014	USD 1,930,000	12557WRU7

Schedule-1-4

Outstanding
Title	Principal Amount	CUSIP/ISIN

5.85% Notes due June 15, 2014	USD 1,593,000	12557WRX1
6.00% Notes due June 15, 2014	USD 10,892,000	12557WSA0
5.65% Notes due July 15, 2014	USD 8,504,000	12557WHQ7
5.30% Notes due July 15, 2014	USD 10,005,000	12557WHT1
5.20% Notes due August 15, 2014	USD 5,691,000	12557WHW4
5.30% Notes due August 15, 2014	USD 3,915,000	12557WHZ7
6.00% Notes due August 15, 2014	USD 2,555,000	12557WA27
6.00% Notes due August 15, 2014	USD 2,389,000	12557WA76
5.25% Notes due September 15, 2014	USD 16,332,000	12557WJC6
5.05% Notes due September 15, 2014	USD 17,112,000	12557WJF9
5.125% Notes due September 30, 2014	USD 638,267,000	125581AK4
4.90% Notes due October 15, 2014	USD 5,520,000	12557WJJ1
5.10% Notes due October 15, 2014	USD 13,944,000	12557WJM4
5.05% Notes due November 15, 2014	USD 7,238,000	12557WJQ5
5.50% Notes due December 1, 2014(2)	GBP 480,000,000	XS0207079764
5.125% Notes due December 15, 2014	USD 7,632,000	12557WJT9
5.10% Notes due December 15, 2014	USD 18,101,000	12557WJW2
5.05% Notes due January 15, 2015	USD 6,302,000	12557WJZ5
5.00% Notes due February 1, 2015	USD 671,141,000	125581AR9
4.95% Notes due February 15, 2015	USD 6,678,000	12557WKC4
4.90% Notes due February 15, 2015	USD 6,848,000	12557WKF7
7.90% Notes due February 15, 2015	USD 24,329,000	12557WTD3
5.10% Notes due March 15, 2015	USD 12,247,000	12557WKJ9
5.05% Notes due March 15, 2015	USD 2,575,000	12557WKM2
4.25% Notes due March 17, 2015(2)	EUR 412,500,000	XS0215269670
5.375% Notes due April 15, 2015	USD 6,369,000	12557WKQ3
5.25% Notes due May 15, 2015	USD 15,954,000	12557WKT7
5.30% Notes due May 15, 2015	USD 27,090,000	12557WKW0
5.10% Notes due June 15, 2015	USD 14,930,000	12557WKZ3
5.05% Notes due June 15, 2015	USD 10,912,000	12557WLA7
5.20% Notes due June 15, 2015	USD 8,322,000	12557WLF6
5.30% Notes due August 15, 2015	USD 10,741,000	12557WLJ8
5.375% Notes due August 15, 2015	USD 15,892,000	12557WLM1
5.25% Notes due September 15, 2015	USD 11,241,000	12557WLQ2
5.10% Notes due September 15, 2015	USD 4,898,000	12557WLT6
5.50% Notes due November 15, 2015	USD 4,016,000	12557WLW9
5.80% Notes due November 15, 2015	USD 7,456,000	12557WLZ2
5.75% Notes due December 15, 2015	USD 8,155,000	12557WMC2
5.80% Notes due December 15, 2015	USD 12,621,000	12557WMF5
5.40% Notes due January 30, 2016	USD 604,263,000	125581AW8
5.85% Notes due March 15, 2016	USD 14,372,000	12557WMJ7
5.80% Notes due March 15, 2016	USD 11,705,000	12557WMM0
6.00% Notes due March 15, 2016	USD 69,046,000	12557WMQ1
5.88% Notes due April 15, 2016	USD 4,888,000	12557WMT5

Schedule-1-5

Outstanding
Title	Principal Amount	CUSIP/ISIN

6.05% Notes due May 15, 2016	USD 14,943,000	12557WMW8
6.15% Notes due May 15, 2016	USD 18,636,000	12557WMZ1
6.10% Notes due June 15, 2016	USD 15,478,000	12557WNC1
6.10% Notes due June 15, 2016	USD 17,660,000	12557WNF4
6.20% Notes due August 15, 2016	USD 37,135,000	12557WNJ6
6.13% Notes due August 15, 2016	USD 36,401,000	12557WNN7
5.85% Notes due September 15, 2016	USD 391,533,000	12558 1CS5
6.05% Notes due September 15, 2016	USD 31,772,000	12557WNS6
5.95% Notes due September 15, 2016	USD 11,219,000	12557WNW7
4.65% Notes due September 19, 2016	EUR 474,000,000	XS0268133799
6.00% Notes due November 15, 2016	USD 29,155,000	12557WPA3
5.95% Notes due November 15, 2016	USD 13,264,000	12557WPE5
Floating Rate Notes due December 14, 2016	USD 34,452,000	12560PDK4
5.80% Notes due December 15, 2016	USD 35,842,000	12557WPJ4
5.65% Notes due December 15, 2016	USD 8,701,000	12557WPN5
5.70% Notes due December 15, 2016	USD 9,571,000	12557WPS4
5.70% Notes due December 15, 2016	USD 9,817,000	12557WPW5
5.50% Notes due December 20, 2016	GBP 367,400,000	XS0278525992
5.65% Notes due February 13, 2017	USD 548,087,000	125577AY2
5.85% Notes due February 15, 2017	USD 7,724,000	12557WQA2
5.95% Notes due February 15, 2017	USD 11,074,000	12557WQE4
5.85% Notes due February 15, 2017	USD 6,471,000	12557WQJ3
5.80% Notes due February 15, 2017	USD 7,792,000	12557WQN4
Floating Rate Notes due March 15, 2017	USD 50,000,000	12560PDR9
5.75% Notes due March 15, 2017	USD 6,741,000	12557WQS3
5.75% Notes due March 15, 2017	USD 13,498,000	12557WQW4
5.70% Notes due March 15, 2017	USD 9,533,000	12557WRA1
5.65% Notes due March 15, 2017	USD 5,935,000	12557WRE3
5.75% Notes due March 15, 2017	USD 10,298,000	12557WRJ2
5.75% Notes due May 15, 2017	USD 2,708,000	12557WRL7
5.80% Notes due May 15, 2017	USD 3,779,000	12557WRN3
5.80% Notes due May 15, 2017	USD 5,038,000	12557WRQ6
5.3 8% Notes due June 15, 2017(5)	GBP 300,000,000	XS027632734
6.00% Notes due June 15, 2017	USD 23,842,000	12557WRS2
6.00% Notes due June 15, 2017	USD 8,205,000	12557WRV5
6.10% Notes due June 15, 2017	USD 6,648,000	12557WRY9
6.25% Notes due June 15, 2017	USD 10,535,000	12557WSB8
6.25% Notes due August 15, 2017	USD 1,190,000	12557WA35
6.25% Notes due November 15, 2017	USD 8,958,000	12557WB42
6.25% Notes due November 15, 2017	USD 11,778,000	12557WB75
6.25% Notes due November 15, 2017	USD 6,339,000	12557WC25
6.40% Notes due November 15, 2017	USD 3,404,000	12557WC58
6.50% Notes due November 15, 2017	USD 2,197,000	12557WC90
10-Year Forward Rate Bias Notes due December 11, 2017(3)	USD 500,000,000	N/A

Schedule-1-6

Outstanding
Title	Principal Amount	CUSIP/ISIN

6.50% Notes due December 15, 2017	USD 556,000	12557WSG7
7.50% Notes due December 15, 2017	USD 24,275,000	12557WSL6
7.75% Notes due December 15, 2017	USD 14,936,000	12557WSP7
7.80% Notes due December 15, 2017	USD 8,731,000	12557WST9
5.80% Senior Notes due October 1, 2036(4)	USD 316,015,000	12560PFP1

(1)	Listed on the London Stock Exchange. Following consummation of the Plan, the Debtors intend to delist these notes from the London Stock Exchange’s Gilt Edged and Fixed Interest Market.

(2)	Listed on the Luxembourg Stock Exchange. Following consummation of the Plan, the Debtors intend to delist these notes from the Luxembourg Stock Exchange.

(3)	These securities are not listed with the Depository Trust Company.

(4)	The 5.80% Senior Notes due October 1, 2036 have a put right on October 1, 2018.

(5)	The 5.38% Notes due June 15, 2017 have a put right on June 15, 2010.

Schedule-1-7

SCHEDULE 2

TO

SECOND AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP
INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

LIST OF LONG-DATED SENIOR UNSECURED NOTES

Outstanding
Title of Long-Dated Senior Unsecured Notes	Principal Amount	CUSIP/ISIN

6.25% Notes due August 15, 2021	USD 43,204,000	12557WNP2
6.35% Notes due August 15, 2021	USD 19,139,000	12557WNK3
6.15% Notes due September 15, 2021	USD 27,174,000	12557WNX5
6.25% Notes due September 15, 2021	USD 38,817,000	12557WNT4
6.10% Notes due November 15, 2021	USD 63,647,000	12557WPF2
6.25% Notes due November 15, 2021	USD 35,172,000	12557WPB1
5.85% Notes due December 15, 2021	USD 14,529,000	12557WPP0
5.875% Notes due December 15, 2021	USD 18,181,000	12557WPT2
5.90% Notes due December 15, 2021	USD 18,463,000	12557WPX3
6.00% Notes due December 15, 2021	USD 58,477,000	12557WPK1
5.95% Notes due February 15, 2022	USD 12,325,000	12557WQP9
6.00% Notes due February 15, 2022	USD 47,741,000	12557WQB0
6.00% Notes due February 15, 2022	USD 36,570,000	12557WQK0
6.05% Notes due February 15, 2022	USD 24,258,000	12557WQF1
5.85% Notes due March 15, 2022	USD 12,016,000	12557WQX2
5.85% Notes due March 15, 2022	USD 15,025,000	12557WRB9
5.85% Notes due March 15, 2022	USD 19,227,000	12557WRF0
5.90% Notes due March 15, 2022	USD 8,296,000	12557WQT1
5.95% Notes due March 15, 2022	USD 27,181,000	12557WRK9
6.00% Notes due May 15, 2022	USD 13,726,000	12557WRM5
6.00% Notes due May 15, 2022	USD 18,355,000	12557WRP8
6.00% Notes due May 15, 2022	USD 11,441,000	12557WRR4
6.15% Notes due June 15, 2022	USD 30,302,000	12557WRT0
6.20% Notes due June 15, 2022	USD 6,819,000	12557WRW3
6.25% Notes due June 15, 2022	USD 4,611,000	12557WRZ6
6.50% Notes due June 15, 2022	USD 15,028,000	12557WSC6
6.50% Notes due August 15, 2022	USD 1,457,000	12557WA43
6.50% Notes due August 15, 2022	USD 397,000	12557WA84
6.70% Notes due November 15, 2022	USD 1,930,000	12557WC66
6.75% Notes due November 15, 2022	USD 2,609,000	12557WSD4
6.75% Notes due December 15, 2022	USD 676,000	12557WSH5
6.00% Notes due April 1, 2036	USD 309,021,000	125581AY4
2.83% Notes due April 2, 2036(1)	JPY 20,000,000	XS0249719534

(1)	These securities are not listed with the Depository Trust Company (“DTC”).

Schedule-2-1

APPENDIX C

BALLOT

C-1

PTS BALLOT

No person has been authorized to give any information or advice, or to make any representation, other than what is contained in the Offering Memorandum to which this Ballot is annexed.

REVISED BALLOT FOR ACCEPTING OR REJECTING THE PREPACKAGED PLAN OF REORGANIZATION OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE

[THIS BALLOT IS EXCLUSIVELY FOR USE BY HOLDERS OF NON-CERTIFICATED SECURITIES IN CLASS 7 CANADIAN SENIOR UNSECURED NOTE CLAIMS, CLASS 8 LONG-DATED SENIOR UNSECURED NOTE CLAIMS, CLASS 9 SENIOR UNSECURED NOTE CLAIMS, CLASS 12 SENIOR SUBORDINATED NOTE CLAIMS, AND CLASS 13 JUNIOR SUBORDINATED NOTE CLAIMS]

On October 1, 2009, CIT Group Inc. and CIT Group Funding Company of Delaware (collectively, “CIT”) commenced their exchange offer solicitations (respectively, the “Original CIT Offers,” and the “Delaware Funding Offers,” and together, the “October 1 Offers”) whereby CIT is seeking to exchange certain of their unsecured debt for new notes and equity in CIT Group Inc. Contemporaneously with the launch of the October 1 Offers, CIT also commenced the solicitation of votes to accept or reject the Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware (as amended and modified, the “Plan of Reorganization”) from holders of their unsecured debt. On October 16, 2009, CIT Group Inc. commenced its exchange offer solicitation for certain long term notes whereby CIT Group Inc. is seeking to exchange certain of their long-term maturity debt for new notes and equity in CIT Group Inc. (the “Long Term CIT Offers” and together with the October 1 Offers, the “Exchange Offer”). The holders of notes subject to the Long Term CIT Offers are also having their votes solicited in connection with the Plan of Reorganization.

The Exchange Offer and Plan of Reorganization are explained in greater detail in the offering memorandum (the “Offering Memorandum”) to which this ballot (the “Ballot”) is annexed. This Ballot is to be used to vote to accept or reject the Plan by holders of unsecured notes (the “Old Notes”) in the Plan of Reorganization classes identified above. The Old Notes subject to the October 1 Offers are identified in the Offering Memorandum as the Original CIT Old Notes and the Delaware Funding Old Notes. The Old Notes subject to the Long Term CIT Offers are identified in the Offering Memorandum as the CIT Long Term Old Notes. PLEASE NOTE THAT THERE ARE DIFFERENT EXCHANGE DEADLINES FOR THE ORIGINAL CIT OFFERS, THE DELAWARE FUNDING OFFERS AND THE LONG TERM CIT OFFERS.

As discussed in the Offering Memorandum, CIT may commence a chapter 11 case under the Bankruptcy Code and seek immediate confirmation of the Plan of Reorganization: (a) if the conditions to consummating the Exchange Offer are not satisfied and/or (b) the votes on the Plan of Reorganization are sufficient to confirm such Plan of Reorganization under title 11 of the United States Code (the “Bankruptcy Code”).

Your instructions with respect to the Exchange Offer and/or Plan of Reorganization are to be relayed to the bank, broker, or other nominee (each, a “Nominee”) holding the Old Notes on your behalf. Your options with respect to the Exchange Offer and vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 2. NOT PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 3. NOT PARTICIPATE in the Exchange Offer; vote to REJECT the Plan of Reorganization.

OPTION 4. Take no action; NOT PARTICIPATE in the Exchange Offer; NO VOTE on the Plan of Reorganization.

PTS BALLOT

A vote to accept the Plan constitutes your consent to the releases specified in Article XIII of the Plan.

The Nominee will also need to tender (or “block”) your Old Notes on your behalf, in accordance with your instructions. There are three different voting choices in connection with the Exchange Offer and Plan of Reorganization, which are outlined in greater detail below. This Ballot was designed to assist you to understand the voting process. Do not return the Ballot to cast your vote. Instead, you will need to provide your instructions to the Nominee holding your Old Notes in accordance with the directions provided by your Nominee. By providing instructions to your Nominee, you are requesting that they (1) tender your underlying Old Notes on your behalf in accordance with your instructions, and (2) execute a master ballot on your behalf that reflects your instructions with respect to the Plan of Reorganization. Your instructions to the firm holding your Old Notes will have the same effect as if you had completed and returned a physical Ballot to indicate your vote with respect to the Plan of Reorganization. If you have any questions, you may contact the information agent, D.F. King & Co., Inc., at (800) 758-5880 or (212) 269-5550.

Please note that, except as provided in the Plan, the Plan contemplates (i) separate plans of reorganization for each potential debtor, and (ii) separate classes of creditors for each plan for voting and distribution purposes. Depending on the Old Notes you hold against CIT, you may hold claims in multiple classes. The Offering Memorandum contains a schedule indicating each series of debt and the corresponding Plan of Reorganization class, which begins on the inside front cover.

Please note that if you participate in the Exchange Offer you are also required to vote to accept the Plan of Reorganization. Therefore, if you intend to participate in the Exchange Offer you should also carefully review the terms of the Plan of Reorganization. The treatment of your claims under the Plan may be different from the treatment provided under the Exchange Offer.

A vote to accept the Plan constitutes your consent to the releases, injunctions, and exculpation provisions specified in Article XIII of the Plan of Reorganization.

Please read and follow the attached instructions carefully.

DEADLINES FOR THE ORIGINAL CIT OLD NOTES AND ORIGINAL CIT OFFERS

THE EXCHANGE OFFER DEADLINE FOR THE ORIGINAL CIT OFFERS AND DEADLINE FOR ORIGINAL CIT OLD NOTE HOLDERS TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION IS 11:59 P.M. (NEW YORK CITY TIME) ON OCTOBER 29, 2009 (THE “ORIGINAL EXPIRATION DATE”), UNLESS EXTENDED BY CIT. The Nominee holding your Original CIT Old Notes must (1) electronically deliver (“tender”) your Original CIT Old Notes into the appropriate account by the Original Expiration Date and (2) submit a master ballot with a report of beneficial owner instructions by 8:00 p.m. (New York City time) on October 30, 2009.

DEADLINES FOR THE DELAWARE FUNDING OLD NOTES AND DELAWARE FUNDING OFFERS

THE EXCHANGE OFFER DEADLINE AND DEADLINE TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION FOR THE DELAWARE FUNDING OFFERS IS 11:59 P.M. (NEW YORK CITY TIME) ON NOVEMBER 5, 2009 UNLESS EXTENDED BY CIT (THE “DELAWARE FUNDING OFFERS EXPIRATION DATE”). HOLDERS OF DELAWARE FUNDING OLD NOTES MAY TENDER DELAWARE FUNDING OLD NOTES FOR EARLY TENDER UP TO 11:59 P.M. (NEW YORK CITY TIME) ON OCTOBER 29, 2009 UNLESS EXTENDED BY CIT (THE “DELAWARE FUNDING EARLY TENDER DATE”). The Nominee holding your Delaware Funding Old Notes must (1) electronically deliver (“tender”) your Delaware Funding Old Notes into the appropriate account by the Delaware Funding Offers Expiration Date and (2) submit a master ballot with a report of beneficial owner instructions by 8:00 p.m. (New York City time) on November 6, 2009.

2

PTS BALLOT

DEADLINES FOR THE CIT LONG TERM OLD NOTES AND LONG TERM CIT OFFERS

THE EXCHANGE OFFER DEADLINE AND DEADLINE TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION FOR THE LONG TERM CIT OFFERS IS 11:59 P.M. (NEW YORK CITY TIME) ON NOVEMBER 13, 2009 UNLESS EXTENDED BY CIT (THE “LONG TERM EXPIRATION DATE”). HOLDERS OF CIT LONG TERM OLD NOTES MAY TENDER CIT LONG TERM OLD NOTES FOR EARLY ACCEPTANCE UP TO 11:59 P.M. (NEW YORK CITY TIME) ON OCTOBER 29, 2009 UNLESS EXTENDED BY CIT (THE “LONG TERM NOTES EARLY ACCEPTANCE DATE”). The Nominee holding your CIT Long Term Old Notes must (1) electronically deliver (“tender”) your CIT Long Term Old Notes into the appropriate account by the Long Term Expiration Date and (2) submit a master ballot with a report of beneficial owner instructions by 8:00 p.m. (New York City time) on November 16, 2009.

You must give your instructions to your Nominee in sufficient time for them to be able to tender your underlying Old Notes by the Original Expiration Date, Delaware Funding Offers Expiration Date, Long Term Expiration Date, Delaware Funding Early Tender Date or Long Term Notes Early Acceptance Date (each, a “Deadline”), as applicable. Please note that once your Old Notes have been tendered, you will not be able to trade your Old Notes through an automated exchange. Exchange withdrawals will only be permitted as set forth in the Offering Memorandum.

INSTRUCTIONS

CIT is soliciting the votes of certain of their creditors on their proposed Plan, described in and annexed to the Offering Memorandum accompanying this Ballot. Please review the Offering Memorandum and Plan carefully before deciding on the action you wish to take. Unless otherwise defined, capitalized terms used herein and in the Master Ballot have the meanings ascribed to them in the Plan.

VOTING DEADLINE:

The Deadlines for your Nominee to be able to tender your Old Notes are set forth above. PLEASE ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO EFFECT YOUR INSTRUCTIONS BY THE APPLICABLE DEADLINE. YOUR NOMINEE MAY ESTABLISH AN EARLIER DEADLINE FOR YOU TO PROVIDE IT WITH YOUR INSTRUCTIONS.

HOW TO VOTE:

Item 1.  Determine How You Wish to Vote, and provide your instructions to the Nominee holding your Old Notes. Please note that each holder of the Old Notes must vote all of his, her, or its Old Notes within a class in a consistent fashion, and may not split the vote with respect to the Plan of Reorganization.

THE THREE VOTING OPTIONS ARE AS FOLLOWS:

OPTION 1. PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 2. NOT PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 3. NOT PARTICIPATE in the Exchange Offer; vote to REJECT the Plan of Reorganization.

A vote to accept the Plan constitutes your consent to the releases specified in Article XIII of the Plan.

TO CAST YOUR VOTE, YOU MUST GIVE YOUR INSTRUCTIONS TO THE NOMINEE HOLDING YOUR OLD NOTES IN ACCORDANCE WITH THE DIRECTIONS PROVIDED BY THAT FIRM. WITH RESPECT TO THE OLD NOTES TENDERED IN CONNECTION WITH THE ORIGINAL CIT OFFERS, IN ORDER TO EFFECT YOUR INSTRUCTIONS, THE NOMINEE HOLDING YOUR OLD NOTES MUST (1) TENDER THE UNDERLYING BONDS IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND (2) EXECUTE AND RETURN A MASTER BALLOT TO THE VOTING AGENT ON YOUR BEHALF BY 8:00 P.M. (NEW YORK CITY TIME) OCTOBER 30, 2009 (UNLESS THE DEADLINES ARE EXTENDED BY THE DEBTORS). PLEASE SEE THE ADDITIONAL DEADLINES SET FORTH ON

3

PTS BALLOT

PAGE 2 OF THIS BALLOT IN CONNECTION WITH THE DELAWARE FUNDING OLD NOTES AND THE CIT LONG TERM OLD NOTES.

YOU MAY ALSO INSTRUCT YOUR NOMINEE WITH RESPECT TO A FOURTH OPTION, which is also the default option for those holders that do not provide any instructions:

OPTION 4. Take no action; NOT PARTICIPATE in the Exchange Offer; NO VOTE on the Plan of Reorganization.

PLEASE NOTE THAT IF YOU INSTRUCT YOUR NOMINEE TO TAKE NO ACTION ON YOUR BEHALF, OR FAIL TO PROVIDE TIMELY INSTRUCTIONS TO THAT FIRM, YOU SHALL NEVERTHELESS BE BOUND BY THE TERMS OF THE PLAN OF REORGANIZATION IF IT IS CONSUMMATED.

WITHDRAWAL RIGHTS:

Any party who has delivered valid instructions with respect to the Exchange Offer and Plan of Reorganization may withdraw such instruction prior to the applicable Deadline under the conditions set forth in the Offering Memorandum.

Item 2.	Certifications

By providing your instructions, you acknowledge (1) that the solicitation of votes to accept or reject the Plan is subject to all the terms and conditions set forth in the Offering Memorandum, (2) that you have received a copy of the Offering Memorandum, (3) that the vote on the Plan of Reorganization is being made pursuant to the terms and conditions set forth therein, (4) that a vote to accept the Plan of Reorganization is an affirmative consent to the releases, injunctions, and exculpation contained in Article XIII of the Plan, (5) that you have thereby requested that the Nominee holding your Old Notes tender your underlying Old Notes in accordance with your instructions; and (6) that you have thereby requested that such firm submit a Master Ballot reflecting your vote.

4

PTS BALLOT

Certification by Beneficial Holders Residing in the European Union

In connection with the exchange the Old Notes pursuant to the Exchange Offer and/or voting to accept or reject the Plan of Reorganization, the undersigned represents and warrants that either:

1. both:

(a) the undersigned is a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

(b) the undersigned is a legal entity which meets two or more of the following criteria: (i) an average number of at least 250 employees during our last financial year; (ii) a total balance sheet more than €43,000,000 and (iii) an annual net turnover more than €50,000,000;

and:

(c) either the undersigned is acting for its own account in respect of the Exchange Offer and voting to accept or reject the Plan of Reorganization; or

(d) the undersigned is acting for the account of one or more other persons who meet two or more of the criteria described in paragraph 1(b) above and (i) is duly authorized by those persons to provide the instructions to the Nominee on their behalf, and (ii) the provisions of this certification constitute legal, valid and binding obligations upon the undersigned and any other person for whose account the undersigned is acting.

Or:

2. both:

(a) the undersigned is a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; and

(b) the undersigned is acting for the account of one or more persons who are not qualified investors within the meaning of the law in a Member State of the European Economic Area implementing Article 2(1)(e) of the Prospectus Directive and the terms on which the undersigned has been engaged enable the undersigned to make decisions concerning the acceptance of the Exchange Offer of the Old Notes and voting to accept or reject the Plan without reference to those persons.

Certification of Beneficial Holders Residing in Canada

Holders of Old Notes who are residents of Canada hereby confirm and certify to CIT Group Inc. and CIT Group Funding Company of Delaware LLC that such holder is an “accredited investor”, as such term is defined in applicable Canadian securities legislation.

5

PTS BALLOT

The undersigned acknowledges that CIT and others will rely upon the undersigned certifications set forth herein, and the undersigned agrees to notify CIT promptly in writing if any of the certifications, representations or warranties herein ceases to be accurate or complete.

Name of Holder:	HOLDERS SHOULD PROVIDE THEIR INSTRUCTIONS TO THE NOMINEE

Signature:	HOLDING THEIR OLD NOTES IN ACCORDANCE WITH THE DIRECTIONS

Print or Type Name:	PROVIDED BY THAT FIRM. BY PROVIDING YOUR INSTRUCTIONS TO

Title (if appropriate):	YOUR NOMINEE, YOU ARE THEREBY REQUESTING THAT THE FIRM

Address:	TENDER YOUR OLD NOTES IN ACCORDANCE WITH YOUR DIRECTIONS,

Telephone Number:	AND CAST A MASTER BALLOT ON YOUR BEHALF TO

Date:	TRANSMIT YOUR VOTE.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. NO BENEFICIAL OWNER BALLOT OR MASTER BALLOT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY THE COMPANY OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM.

DEADLINES FOR EXCHANGE OFFER AND VOTING DEADLINES

PLEASE CONSULT THE SECOND PAGE OF THIS BALLOT FOR THE APPLICABLE VOTING AND EXCHANGE DEADLINES. YOUR NOMINEE MAY ESTABLISH AN EARLIER EXCHANGE DEADLINE.

ADDITIONAL INFORMATION

Retail holders of Old Notes with questions regarding the voting and exchange process should contact the information agent, D.F. King & Co., Inc., at (800) 758-5880 or (212) 269-5550.

Nominees with questions regarding the voting and exchange process should contact the exchange and voting agent, Financial Balloting Group LLC, at (646) 282-1888.

6

The information agent for the Offers and Plan of Reorganization is:

D.F. King & Co., Inc.
88 Wall Street
New York, New York 10005

Inquiries by note holders with regard to this Supplement No. 1 or the Offering Memorandum and Disclosure Statement and related documents may be directed to the information agent toll free at the following telephone numbers:

(800) 758-5880
+1 (212) 269-5550 (international callers)

The Exchange Agent for the Offers and Voting Agent for the Plan of Reorganization is:

Financial Balloting Group LLC
757 Third Avenue, 3rd Floor
New York, New York 10017

Requests by banks or brokers for additional copies of this Supplement No. 1 or the Offering Memorandum and Disclosure Statement and related documents may be directed to the Exchange Agent.

Banks and Brokers call: +1 (646) 282-1888